Exhibit 2.1

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

BUSINESS COMBINATION AGREEMENT

by and among

ESH Acquisition Corp.,

as SPAC,

THE ORIGINAL FIT FACTORY, LTD.,

as the Company,

THE ORIGINAL FIT FACTORY HOLDINGS INC,
as PubCo,

and

THE ORIGINAL FIT FACTORY ACQUISITION INC.

as Merger Sub

dated as of

September 15, 2025

i

Section 11.17	Acknowledgements	96
Section 11.18	Conflicts and Privilege	97

EXHIBITS

Exhibit A	Form of Lock-Up Agreement
Exhibit B	Sponsor Voting and Support Agreement
Exhibit C	Company Shareholder Commitment Agreement
Exhibit D	Insider Letter Amendment
Exhibit E	Form of Amended and Restated Registration Rights Agreement
Exhibit F	Form of Non-Competition Agreement

BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT (this “Agreement”) is made and entered into as of September 15, 2025, by and among (i) ESH Acquisition Corp., a Delaware corporation (“SPAC”), (ii) The Original Fit Factory Holdings Inc., a Delaware corporation (“PubCo”), (iii) The Original Fit Factory Acquisition Inc., a Delaware corporation and a direct wholly owned Subsidiary of PubCo (“Merger Sub”) and (iv) The Original Fit Factory, Ltd., a company registered in Scotland with registration number SC541304 (the “Company”). SPAC, PubCo, Merger Sub and the Company are collectively referred to herein as the “Parties” and each individually as a “Party”.

RECITALS

WHEREAS, (a) SPAC is a blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, (b) PubCo is a newly-incorporated Delaware corporation that is owned entirely by one shareholder of the Company holding 100 shares of common stock, par value $0.00001 per share, and (c) Merger Sub is a newly incorporated, direct wholly owned Subsidiary of PubCo;

WHEREAS, pursuant to SPAC’s Governing Documents, SPAC is required to provide an opportunity for its stockholders to have their outstanding SPAC Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Required SPAC Stockholder Approval at the Special Meeting;

WHEREAS, simultaneously with the execution and delivery of this Agreement, each of David Weir, Michael Borden, Oakbrook Holdings LLC, Catherine Chalmers, Alan Peyton and Pierre Van Niekerk is entering into a Lock-Up Agreement with PubCo and SPAC, the form of which is attached as Exhibit A hereto (each, a “Lock-Up Agreement”), which Lock-Up Agreements will become effective as of the Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Sponsor has entered into the voting and support agreement attached as Exhibit B hereto (the “Sponsor Voting and Support Agreement”);

WHEREAS, simultaneously with the execution and delivery of this agreement, David Weir, Michael Borden, Oakbrook Holdings LLC, Catherine Chalmers, Alan Peyton and Pierre Van Niekerk have entered into a shareholder commitment agreement with Pubco and SPAC attached as Exhibit C hereto (each, a “Company Shareholder Commitment Agreement”)

WHEREAS, simultaneously with the execution and delivery of this Agreement, SPAC, the Company and PubCo have entered into an amendment to the Insider Letter Agreement with the Sponsor, the IPO Underwriter Representative, the IPO Co-Manager, SPAC’s directors and officers and each other holder of Founder Shares and SPAC Private Warrants, a copy of which is attached as Exhibit D hereto (the “Insider Letter Amendment”), pursuant to which, among other matters, (a) the Company and PubCo are given rights to enforce the terms of the Insider Letter Agreement, including the voting provisions and transfer restrictions set forth therein and (b) effective as of the Closing (i) PubCo shall assume and be assigned the rights and obligations of SPAC under the Insider Letter Agreement and (ii) the provisions applying to the SPAC Securities thereunder will instead apply to the PubCo Common Stock and PubCo Private Warrants issued in exchange for such SPAC Securities pursuant to this Agreement;

WHEREAS, simultaneously with the Closing, SPAC, PubCo, the Sponsor and the other “Holders” under the Founder Registration Rights Agreement will execute and deliver an amendment and restatement of the Founder Registration Rights Agreement, in substantially the form attached as Exhibit E hereto (the “Amended Registration Rights Agreement”), to, among other matters, have PubCo assume the registration obligations of SPAC under the Founder Registration Rights Agreement, have such rights apply to the shares of PubCo Common Stock and PubCo Private Warrants, and to provide the certain holders of PubCo Common Stock as of immediately after the Closing with registration rights thereunder;

WHEREAS, promptly following the date hereof, PubCo intends to enter into an employment agreement with David Weir (the “Employment Agreement”) which shall be mutually satisfactory among the Company, SPAC and the applicable individual, and in each case to be effective as of Closing;

WHEREAS, promptly following the date hereof, SPAC, PubCo and the Company intend to enter into Non-Competition and Non-Solicitation Agreements in favor of PubCo and the Company with each of David Weir, Michael Borden, Pieter Van Niekerk, Catherine Chalmers, Alan Peyton and James Wildish in substantially the form attached as Exhibit F hereto (collectively, the “Non-Competition Agreements”), each of which will be effective as of Closing and will provide for a restricted period from the Closing until the second anniversary of the Closing Date;

WHEREAS, prior to the date hereof, the Company Deferred Shares owned by the Sellers (as applicable) which, for the avoidance of doubt, hold nil value have been redeemed for £1.00 in the aggregate by the Company in accordance with the articles of association of the Company as of immediately prior to the date hereof;

WHEREAS, prior to the Closing Date, PubCo will acquire all of the Company Shares from the shareholders of the Company (the “Sellers”) in consideration for the issuance of shares of PubCo such that the Company becomes a wholly owned subsidiary of PubCo and in a manner where the shareholdings in PubCo immediately after the acquisition mirrors that of the Company before the acquisition (the “Share Exchange”);

WHEREAS, at the Share Exchange Time, each Company Warrant (whether unvested or vested) that is issued and outstanding at such time as set out in Section 2.01(b)(iv) will be canceled by the Company in consideration for PubCo issuing a Replacement Warrant subject to the same terms and conditions as the Company Warrants and be subject to the same vesting schedule such that the holders of any Company Warrants become holders of Replacement Warrants of PubCo;

WHEREAS, at least one day following the Share Exchange and prior to the Closing Date, the Company intends to effect the Pre-Closing Reorganization, pursuant to which, among other things, the PubCo Common Stock owned by the Sellers and any other issued and outstanding and unissued Equity Securities of PubCo will undergo a reverse share split (i.e. share consolidation) such that the PubCo Common Stock owned by the Sellers and any other issued and outstanding Equity Securities of PubCo will, following the consummation of the Pre-Closing Reorganization, be consolidated and result in the aggregate number of shares of PubCo Common Stock issued and outstanding on a fully-diluted, as converted and as exercised basis being equal to the Pre-Closing Reorganization Consideration;

WHEREAS, on the Closing Date, (a) in accordance with the DGCL and other applicable Laws, Merger Sub shall merge with and into SPAC, with SPAC surviving the Merger as the Surviving SPAC and a wholly owned Subsidiary of PubCo, (b) by virtue of the Merger, each share of capital stock of Merger Sub shall be automatically canceled and extinguished and converted into one (1) Surviving SPAC Share, and (c) by virtue of the Merger (i) each SPAC Unit shall be automatically separated, and the holder thereof shall be deemed to hold one (1) SPAC Class A Share and one (1) SPAC Right, (ii) each SPAC Share then issued and outstanding (other than those described in Section 2.01(c)(vi)(5) shall be automatically canceled and extinguished and converted into the right to receive the Per Share SPAC Common Consideration, and (iii) each issued and outstanding SPAC Right shall be automatically converted into one-tenth (1/10) of one share of PubCo Common Stock;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has, among other things, (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and in the best interest of, SPAC and the holders of SPAC Shares, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) directed that this Agreement be submitted to the holders of SPAC Shares for their adoption and (d) resolved to recommend the adoption and approval of this Agreement and the transactions contemplated hereby, including the Merger, by the holders of SPAC Shares entitled to vote thereon (the “SPAC Recommendation”);

WHEREAS, the board of directors of each of PubCo (the “PubCo Board”), Merger Sub and the Company have each approved this Agreement, the other Transaction Documents to which PubCo, Merger Sub, or the Company, respectively, is or will be a party and the Transactions (including the Merger, Pre-Closing Reorganization and the Share Exchange);

WHEREAS, each of the Parties intends for U.S. federal (and applicable state and local) income Tax purposes that (i) the Pre-Closing Reorganization will be treated as a recapitalization that is a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, (ii) the Share Exchange will be treated as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, (iii) this Agreement is and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and (iv) the Merger and Share Exchange, will be treated as an exchange described in Section 351 of the Code (items (i) through (iv), together, the “U.S. Intended Tax Treatment”);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

Article I
Certain Definitions

Section 1.01  Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“2023 Company Group PCAOB Audited Financial Statements” has the meaning specified in Section 6.03(a).

“2024 Company Group PCAOB Audited Financial Statements” has the meaning specified in Section 6.03(a).

“Additional SPAC SEC Reports” has the meaning specified in Section 4.06.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one (1) or more intermediaries or otherwise. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Agreement” has the meaning specified in the preamble hereto.

“Amended PubCo Charter” has the meaning specified in Section 9.01(f)

“Amended Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial) in the jurisdictions where Company resides or conducts business, including, as applicable, the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 and all applicable national and international Laws enacted to implement the OECD Convention on Combatting Bribery of Foreign Officials in International Business Transactions.

“Audit Delivery Date” has the meaning specified in Section 6.03(a).

“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA or any other benefit or compensation plan, policy, program, contract, arrangement or agreement (including any employment, bonus, incentive or deferred compensation, employee loan, note or pledge agreement, stock option, stock purchase, phantom stock, stock appreciation right, restricted stock unit, equity, cash or equity-based compensation, severance, retention, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance, fringe benefit, supplemental retirement, transaction, change in control, individual consulting, executive compensation or perquisite, or similar plan, policy, program or agreement) providing compensation or other benefits to any current or former director, officer, employee or other service provider, in each case, whether or not (a) subject to the Laws of the United States, (b) in writing (c) subject to ERISA, or (d) funded, but excluding any plan, program or arrangement that is maintained by a Governmental Authority and required by applicable Law.

“Business Combination” has the meaning specified in Section 6.02.

“Business Combination Proposal” has the meaning specified in Section 8.04(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in (a) New York, New York or (b) Scotland are authorized or required by Law to close.

“Certificate of Merger” has the meaning specified in Section 2.01(c)(ii).

“Closing” has the meaning specified in Section 2.02(a).

“Closing Company Group Financial Statements” has the meaning specified in Section 6.03(a).

“Closing Date” has the meaning specified in Section 2.02(a).

“Closing Filing” has the meaning specified in Section 8.07(e).

“Closing Press Release” has the meaning specified in Section 8.07(e).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning specified in the Recitals.

“Company Allocation Schedule” has the meaning specified in Schedule 2.01(b)(vii).

“Company Alternate Transaction” means any transaction or series of related transactions under which any Person(s) (other than members of the Company Group), directly or indirectly, acquires or otherwise purchases more than 15% of the assets, Equity Securities or businesses of the Company Group (whether by merger, consolidation, liquidation, recapitalization, purchase, exchange or issuance of Equity Securities, lease or purchase of assets, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the other Transaction Documents or the Transactions shall constitute a Company Alternate Transaction.

“Company Certificates” has the meaning specified in Section 2.01(b)(v)(2).

“Company Class A Ordinary Shares” means the class A ordinary shares par value £0.00001 per share, of the Company.

“Company Convertible Instrument Conversion” has the meaning specified in Section 2.01(b)(i).

“Company Convertible Instruments” means the Company Warrants.

“Company Convertible Securities” means, collectively, the Company Convertible Instruments, and any other options, warrants or rights to subscribe for or purchase any capital stock of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the Company.

“Company Deferred Shares” means the deferred shares par value £0.00001 per share, of the Company.

“Company Group” means the Company and the Company’s direct and indirect Subsidiaries.

“Company Group Benefit Plan” means a Benefit Plan that is sponsored, maintained or contributed to, or is required to be contributed to, by any member of the Company Group or under or with respect to which any member of the Company Group has any Liability.

“Company Group D&O Persons” has the meaning specified in Section 8.09(a).

“Company Group Disclosure Schedules” means the disclosure schedules to this Agreement delivered to SPAC by the Company on the date of this Agreement contemporaneously with the execution of this Agreement.

“Company Group Fundamental Representations” means the representations and warranties specified in Section 3.01(a) (Corporate Organization; Due Authorization), Section 3.04(a) (Capitalization), and Section 3.21 (Brokers).

“Company Group Material Adverse Effect” means any change, event, effects or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Company Group, taken as a whole or (b) the ability of any member of the Company Group to enter into and perform its obligations under this Agreement; provided, however, that none of the following (or the effect of any of the following) shall be taken into account in determining whether a Company Group Material Adverse Effect has occurred or would reasonably be expected to occur with respect to clause (a) above: any change, event, effect or occurrence arising from or related to (i) general business or economic conditions in or affecting the United Kingdom or the United States, or any other country, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United Kingdom or the United States, or any other country, including the engagement by the United Kingdom or the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, espionage or proxy war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in United Kingdom or the United States, or any other country, or changes therein, including changes in interest rates in United Kingdom or the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in GAAP, or any other applicable accounting standards or any authoritative interpretations thereof, (v) the execution or public announcement of this Agreement or the pendency or consummation of the Transactions or the identity of SPAC, (vi) any failure in and of itself by the Company Group to meet any budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition), (vii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, epidemic, pandemic or quarantine, act of God or other comparable event in the United Kingdom or the United States or any other country, or any escalation of the foregoing, (viii) changes generally applicable to the industries or markets in which the Company Group operates, (ix) any action or omission contemplated by this Agreement or taken at the express written request of, or with the consent of, SPAC after the date hereof or (x) fiscal or monetary policies, including any changes in interest rates or quantitative easing or quantitative tightening policies; provided, further, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (iv), (vii) or (viii) may be taken into account in determining whether a Company Group Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such change, event, effect or occurrence has had, or would reasonably be expected to have, a materially disproportionate adverse effect on the business, results of operations or financial condition of the Company Group relative to other similarly situated participants operating in the industries in which the Company Group operates.

“Company Group PCAOB Audited Financial Statements” has the meaning specified Section 6.03(a).

“Company Group Related Party” has the meaning specified in Section 3.10(a)(xvii).

“Company Group Related Party Contract” has the meaning specified in Section 3.20.

“Company Group Transaction Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable (and not otherwise expressly allocated to SPAC pursuant to the terms of this Agreement or any other Transaction Document) by, the Company Group in connection with the negotiation, preparation or execution of this Agreement or any other Transaction Document, the performance of their covenants or agreements in this Agreement or any other Transaction Document or the consummation of the Transactions and the Pre-Closing Reorganization, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, placement agents or other agents or service providers of the Company Group, (b) 100% of any filing fees related to the Registration Statement/Proxy Statement, (c) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company Group pursuant to this Agreement or any other Transaction Document, (d) all of the fees and expenses associated with making PubCo Common Stock eligible for trading on a Stock Exchange, including, without limitation, any fees and expenses incurred in connection with the filing of an initial listing application, (e) 50% of the fees and expenses associated with obtaining additional round lot holders, if required and (f) 50% of the fees and expenses incurred in connection with the preparation, printing and mailing of the Registration Statement/Proxy Statement. Notwithstanding the foregoing or anything to the contrary herein, Company Group Transaction Expenses shall not include any SPAC Transaction Expenses.

“Company Ordinary Shares” means the ordinary shares par value £0.00001 per share, of the Company.

“Company Performance Conditions” means, as of the Closing Date, the Company has (i) paid off and terminated all of its secured Indebtedness and Indebtedness that contains any restrictions on the ability of the Company to incur other secured Indebtedness, (ii) achieved Consolidated EBITDA for fiscal year 2025 of at least $9,121,692 (the “EBITDA Condition”), and (iii) received gross cash proceeds, but net of any commissions and other expenses to the extent any such commissions and expenses are greater than 7% in the aggregate, of at least $20,000,000 in Transaction Financing pursuant to Section 8.03(a).

“Company Securities” means the Company Shares and any Company Convertible Securities, collectively.

“Company Shares” means the Company Class A Ordinary Shares and the Company Ordinary Shares.

“Company Warrant” has the meaning specified in Section 2.01(b)(iv)(1).

“Confidentiality Agreement” has the meaning specified in Section 11.09.

“Consolidated EBITDA” means, for any period, the consolidated net income of the Company Group for such period, plus (without duplication), to the extent deducted in calculating such consolidated net income: (a) consolidated interest expense, (b) provision for Taxes, (c) depreciation and amortization expense, (d) extraordinary, unusual, or nonrecurring charges, expenses or losses, (e) non-cash charges, and (f) specified transaction costs and pro forma adjustments, and minus, to the extent included in consolidated net income, extraordinary, unusual, or nonrecurring income or gains; it being understood that (a), (b) and (c) of this definition shall be calculated in accordance with GAAP and that (d), (e) and (f) of this definition shall be agreed to by SPAC and the Company and calculated on a consistent basis with any adjusted EBITDA calculation provided in the Registration Statement/Proxy Statement.

“Contaminant” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other malicious code designed to have any of the following functions: (a) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, any Software, hardware or device (including any computer, tablet computer, handheld device, disk or storage device); (b) damaging or destroying any data or file without the user’s consent; or (c) sending information to the Company Group, or any other Person in violation of applicable Laws.

“Contracts” means any oral or written agreement, contract, license, lease, sublease, license, concession, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning specified in the definition of “Intellectual Property”.

“Current Stock Exchange” means the Nasdaq, on which the SPAC Class A Shares and SPAC Rights are listed for trading as of the date of this Agreement.

“Data Security Requirement” means all Privacy Laws, and all of the following to the extent relating to privacy or data security, or the Processing of Personal Information or IT Systems, and applicable to the Company Group: (i) privacy policies, (ii) industry standards, and (iii) Contracts.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Effective Time” has the meaning specified in Section 2.01(c)(ii).

“EGS” has the meaning specified in Section 11.18(a).

“EGS Privileged Communications” has the meaning specified in Section 11.18(a).

“Employee Notice Layoff Laws” has the meaning specified in Section 3.12(c).

“Employment Agreement” has the meaning specified in the Recitals.

“Enforceability Exceptions” has the meaning specified in Section 3.10(b).

“Environmental Laws” means any and all Laws, as enacted and in effect on the Closing Date, relating to pollution or protection of the environment (including natural resources), including the use, storage, emission, disposal or release of, or exposure to, Hazardous Materials.

“Equity Securities” with respect to any Person means, (a) any shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, such Person, (b) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (c) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (d) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person, and (e) any securities issued or issuable with respect to the securities or interests referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Equity Value” means five hundred Million U.S. Dollars ($500,000,000).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which together with any member of the Company Group would at any relevant time be treated as a “single employer” under Section 414(b), (c), (m), or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning specified in Section 2.01(b)(vi)(1).

“Exchange Consideration” has the meaning specified in Section 2.01(b)(iii).

“Exchange Ratio” means a fraction, (a) the numerator of which is the Pre-Closing Reorganization Consideration and (b) the denominator of which is the Total Shares of PubCo Common Stock Outstanding.

“Exchange Shares” has the meaning specified in Section 2.01(b)(iii).

“Extension” has the meaning specified in Section 7.01(b).

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder.

“Financial Statements” has the meaning specified in Section 3.06(a).

“Founder Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 13, 2023, by and among SPAC, Sponsor, the IPO Underwriter Representative, the IPO Co-Manager and the other “Holders” named therein.

“Founder Shares” means an aggregate of 2,865,000 SPAC Class A Shares and 10,000 SPAC Class B Shares which are held by the Sponsor and were issued to the Sponsor in a private placement transaction in connection with the IPO.

“Franchise” means any grant by the Company or any of its Subsidiaries to any Person of the right to engage in or carry on a business, or to sell or offer to sell any product or service in the Franchise System, under or in association with any trademark, which constitutes a “franchise,” as that term is defined under (a) the FTC Rule, regardless of the jurisdiction in which the franchised business is located or operates; or (b) the Franchise Law applicable in the jurisdiction in which the franchised business is located or operates, if any.

“Franchise Agreement” means any written agreement between the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has granted any other Person the right to develop or operate any lease-purchase or rent-to-own Franchised Business.

“Franchised Business” means any business developed and operated pursuant to a franchise (as such term is defined under the Franchise Laws) grant from the Company or any of its Subsidiaries using the Franchise System.

“Franchise Disclosure Document” means all of the uniform franchise offering circulars, franchise disclosure documents and other disclosure documents used in the offer and sale of franchises by the Company or any of its Subsidiaries in its efforts to comply with any Franchise Laws.

“Franchise Law” means the FTC Rule and any other domestic or foreign law or law regulating the offer or sale of Franchises, business opportunities, seller-assisted marketing plans or similar relationships, or governing the relationships between franchisors and franchisees, manufacturers and dealers, or grantors and distributors, including those laws that address unfair practices related to, or the default, termination, non-renewal, transfer of, franchises, dealerships and distributorships.

“Franchised Location” has the meaning specified in Section 3.22(b).

“Franchise System” means the TruFusion franchise system operated by the Company and its Subsidiaries.

“Franchisee” means a Person who is a party to a Franchise Agreement with the Company or any of its Subsidiaries and part of the Franchise System.

“Fraud Claim” means any claim based upon actual and intentional fraud under Delaware Law with respect to the making of the representations and warranties contained in this Agreement.

“FTC Rule” means U.S. Federal Trade Commission trade regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” 16 CFR Part 436.1 et seq.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of a company registered in Scotland are its articles of association.

“Governmental Authority” means any (a) federal, state, national, provincial, local, municipal, foreign, domestic or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, stock exchange or taxing authority, including any arbitrator or arbitral tribunal or body (public or private).

“Governmental Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree or other similar determination or finding entered, issued or rendered by any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, classified or defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” under applicable Environmental Laws due to its dangerous or deleterious properties or characteristics, including petroleum, petroleum by-products, asbestos, per- or polyfluoroalkyl substances or polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person as of any time, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of, and other payment obligations for, borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money or payment obligations issued or incurred (in each case, other than indebtedness solely between or among such Person and its Subsidiaries), (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, in each case, of such Person, (d) all obligations of such Person as lessee that are required to be capitalized in accordance with GAAP, (e) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (f) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (g) any unfunded or underfunded pension, deferred compensation, gratuity, provident fund, or similar types of Liabilities, (h) any unpaid paid-time-off, incentive or retention compensation or severance obligations (whether or not accrued), together with the employer portion of any payroll Taxes due on the foregoing amounts, computed as though all such amounts were due and payable as of the Closing, (i) guarantees, make whole agreements, hold harmless agreements or similar arrangement with respect to any amounts of all obligations of the type referred to in clauses (a) through (h) of this definition of any other Person, the payment of which such first Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations and (j) with respect to each of the foregoing, any accrued and unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations (including unreimbursed expenses or indemnification obligations for which a claim has been made); provided, however, that Indebtedness shall not include (i) accounts payable to trade creditors that are not past due and accrued expenses arising in the ordinary course of business consistent with past practice and (ii) Company Group Transaction Expenses or SPAC Transaction Expenses.

“Insider Letter Agreement” means that certain letter agreement, dated as of June 13, 2023, by and among SPAC, its officers and directors, IPO Underwriter Representative, IPO Co-Manager and the Sponsor.

“Insider Letter Amendment” has the meaning specified in the Recitals hereto.

“Intellectual Property” means all: (a) patents and patent applications, including provisional patent applications and similar filings, and all substitutions, divisions, continuations, continuations-in-part, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, and all foreign equivalents of any of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”), (b) registered or unregistered trademarks, service marks, logos, trade dress, trade names and corporate names, and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions of any of the foregoing (collectively, “Trademarks”), (c) copyrights, works of authorship and copyrightable works (including copyrights in Software), in each case, whether or not registered or published, all applications, registrations, reversions, extensions and renewals of any of the foregoing, and all moral rights, however denominated (collectively, “Copyrights”), (d) trade secrets and confidential information, rights to inventions (whether patentable or not), rights in Software, know-how, concepts, ideas, technology, data, databases and documentation thereof, (e) Internet domain names and social media handles, and (f) all other intellectual property rights of any kind or nature arising anywhere in the world.

“Interim Period” has the meaning specified in Section 6.01(a).

“International Trade Laws” means any applicable (i) Sanctions; (ii) U.S. export control Laws (including, without limitation, the International Traffic in Arms Regulations (22 CFR §§ 120-130, as amended), the Export Administration Regulations (15 CFR §§ 730-774, as amended) and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws); (iii) Laws pertaining to imports and customs, including those administered by the Bureau of Customs and Border Protection in the U.S. Department of Homeland Security (and any successor thereof) and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws; (iv) the anti-boycott Laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury; and (v) export, import and customs Laws of other countries in which the Company Group has conducted and/or currently conducts business.

“IPO” means the initial public offering of SPAC Units pursuant to the IPO Prospectus.

“IPO Co-Manager” means Dawson James Securities, Inc.

“IPO Prospectus” means the final prospectus of SPAC, dated as of June 13, 2023, and filed with the SEC on June 15, 2023.

“IPO Underwriter Representative” means I-Bankers Securities, Inc.

“IT Systems” means all computers, computer systems, servers, networks, network equipment, firmware, Software, hardware, information technology systems or infrastructure, electronic data processing systems, communication networks, interfaces, platforms, peripherals and data or information contained therein or transmitted thereby, and other information technology equipment, in each case, whether owned or used by or on behalf of the Company Group.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Labor Agreement” has the meaning specified in Section 3.10(a)(xiv).

“Law” means any statute, law (including common law), act, code, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” means all real property leased, subleased, licensed or similarly used or occupied by the Company Group, together with all rights to the land, buildings, structures, improvements, fixtures or other interests in real property thereof.

“Leases” has the meaning specified in Section 3.16(b).

“Letter of Transmittal” has the meaning specified in Section 2.01(b)(vi)(2).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law, Proceeding or Governmental Order and those arising under any Contract.

“Licensed IP” means all Intellectual Property (other than Owned IP) that is used or held for use by the Company Group, or otherwise necessary for the operation of the business of the Company Group.

“Lien” means any mortgage, deed of trust, deed to secure debt, assignment of leases and/or rents, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, right of first offer, restriction, claim, charge, security interest, equitable interest, hypothecation, license, covenant not to assert, restriction on transfer, conditional sale or title retention agreement, title defect, encroachment or other survey defect, pre-emption, redemption, or any other similar lien or encumbrance.

“Lock-Up Agreement” has the meaning specified in the Recitals hereto.

“Lookback Date” means June 30, 2022.

“Material Contracts” has the meaning specified in Section 3.10(a).

“Material Permits” has the meaning specified in Section 3.15.

“Merger” has the meaning specified in Section 2.01(c)(i).

“Merger Shares” means the shares of PubCo Common Stock issued or to be issued pursuant to the closing of the Merger as set forth in Article II.

“Merger Sub” has the meaning specified in the preamble hereto.

“Merger Sub Shares” has the meaning specified in 2.01(c)(iv).

“Money Laundering Laws” has the meaning specified in Section 3.09(d).

“Most Recent Balance Sheet” means the unaudited consolidated balance sheet of the Company as of December 31, 2024.

“Multiemployer Plan” means any “multiemployer plan” (as defined in Section 3(37) of ERISA).

“Non-Competition Agreement” has the meaning specified in the Recitals hereto.

“Out Licensed IP” means all Intellectual Property (other than Owned IP) that the Company Group licenses or otherwise makes available to third parties.

“Owned IP” means all Intellectual Property that is owned or purported to be owned by the Company Group, including all Registered Intellectual Property.

“Parties” has the meaning specified in the preamble hereto.

“Party” has the meaning specified in the preamble hereto.

“Patents” has the meaning specified in the definition of “Intellectual Property”.

“PCAOB” has the meaning specified in Section 4.07(d).

“Per Share SPAC Common Consideration” has the meaning specified in Section 2.01(c)(vi)(2).

“Permits” means, with respect to any Person, any license, approval, consent, registration, permit or certificate of authorization issued by, or otherwise granted by, any Governmental Authority to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Permitted Liens” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens arising or incurred in the ordinary course of business, and (i) that relate to amounts not yet due and payable or (ii) that are being contested in good faith through appropriate Proceedings and for which appropriate reserves for the amount being contested have been established in accordance with GAAP, (b) Liens arising or incurred under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Proceedings and for which appropriate reserves for the amount being contested have been established in accordance with GAAP, (d) non-monetary Liens of record affecting title to the Leased Real Property (including easements, covenants, rights of way, survey defects and other title defects or non-monetary encumbrances) that do not and would not reasonably be expected to, individually or in the aggregate, prohibit or materially interfere with the use or occupancy of such Leased Real Property or the business of the Company Group conducted thereon, (e) Liens in respect of any obligations as lessee under capitalized leases, (f) rights, interests, Liens or titles of, or through, a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any license, lease or other similar agreement or in the property being leased or licensed that do not and would not reasonably be expected to, individually or in the aggregate, prohibit or materially interfere with the use or occupancy of such Leased Real Property or the business of the Company Group, (g) with respect to any Leased Real Property, zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not materially interfere with the current use or occupancy of, or materially impair the value of, such Leased Real Property, and in each case which are not violated by the current use or occupancy of such Leased Real Property or the operation of the business of the Company Group conducted thereon, (h) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business and (i) transfer restrictions under the Governing Documents of the members of the Company Group.

“Person” means any individual, firm, corporation, exempted company, partnership, exempted limited partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means any information that identifies, relates to, describes, is capable of being associated with, or could reasonably identify a natural person, or that is otherwise defined as “personal information,” “personal data,” “personally identifiable information” or a similar term under any applicable Law.

“Pre-Closing Reorganization” has the meaning specified in Section 2.01(a).

“Pre-Closing Reorganization Consideration” means a number of fully-paid and non-assessable shares of PubCo Common Stock equal to (i) the Equity Value divided by (ii) $10.00.

“Pre-Closing SPAC Holders” means the holders of SPAC Shares as of any specified time prior to the Effective Time.

“Privacy Laws” means any and all applicable Laws, legal requirements and self-regulatory guidelines relating to the receipt, collection, compilation, use, storage (including storage location), processing, protection, privacy, sharing, safeguarding, disposal, destruction, disclosure, transfer (including cross-border) or security (both technical and physical) of Personal Information and any and all applicable Laws governing or related to breach notification, marketing, or Processing of Personal Information, breach notification, marketing or the use of biometric identifiers.

“Proceeding” means any lawsuit, litigation, action, audit, examination or investigation, inquiry, hearing, claim, complaint, charge, proceeding, suit, mediation or arbitration (in each case, whether civil, criminal or administrative and whether public or private), including, without limitation, matters with respect to condemnation, expropriation or other proceeding in eminent domain.

“Process”, “Processed” or “Processing” means, with respect to any data (including Personal Information), any operation or set of operations performed on any such information, including collection, use, processing, storage, transfer, sharing, disclosure, destruction, modification, security, or disposal of any data.

“PubCo” has the meaning specified in the preamble hereto.

“PubCo Board” has the meaning specified in the Recitals hereto.

“PubCo Common Stock” means the Class A and Class B shares of common stock, par value $0.00001 per share, of PubCo, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“PubCo Fundamental Representations” means the representations and warranties specified in Section 5.01 Corporate Organization), Section 5.02 (Due Authorization), Section 5.04 (Capitalization) and Section 5.08 (Finders and Brokers).

“PubCo Plan” has the meaning specified in Section 8.04(b).

“PubCo Private Warrants” means one whole warrant entitling the holder thereof to purchase one (1) share of PubCo Common Stock at a price of $11.50 per share.

“Public Stockholder” has the meaning specified in Section 6.02.

“Registered Intellectual Property” has the meaning specified in 3.17(a).

“Registration Statement/Proxy Statement” means a registration statement on Form S-4 relating to the Transactions and containing a proxy statement of SPAC.

“Released Claims” has the meaning specified in Section 6.02.

“Replacement Warrant” has the meaning specified in Section 2.01(b)(iv)(1).

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors and consultants of such Person.

“Required SPAC Stockholder Approval” means the approval, at the Special Meeting where a quorum is present, of the Business Combination Proposal, by the vote of the holders of a majority of the outstanding SPAC Shares entitled to vote thereon.

“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, the Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other Governmental Authority with jurisdiction over the Company Group.

“Sanctions Target” means any Person that is the subject or target of any Sanctions, including any Person: (a) named in any Sanctions-related list maintained by the U.S. Department of State; the U.S. Department of Commerce, including the Bureau of Industry and Security’s Entity List and Denied Persons List; or the U.S. Department of the Treasury, including the OFAC Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List, and the Foreign Sanctions Evaders List; or any similar list maintained by the United Nations Security Council, the European Union, His Majesty’s Treasury or any other Governmental Authority with jurisdiction over the Company Group; (b) located, organized or resident in a country, territory or geographical region which is itself the subject or target of any territory-wide Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk, Kherson or Zaporizhzhia Regions of Ukraine, the Russian Federation, the so-called “Donetsk People’s Republic,” and Venezuela); or (c) owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a)-(b).

“Schedules” means the Company Group Disclosure Schedules and/or the SPAC Disclosure Schedules, as the context requires.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws and the rules and regulations promulgated thereunder.

“Share Exchange” has the meaning specified in the Preamble hereto.

“Share Exchange Time” has the meaning specified in Section 2.01(b)(ii).

“Signing Filing” has the meaning specified in Section 8.07(e).

“Signing Press Release” has the meaning specified in Section 8.07(e).

“Six-Month Interim Unaudited Financial Statements” has the meaning specified in Section 6.03(a).

“Software” means any and all computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, firmware, and development tools.

“SPAC” has the meaning specified in the Preamble hereto.

“SPAC Alternate Transaction” means any transaction or series of related transactions under which (a) SPAC or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets, Equity Securities or businesses of any other Person(s) (in the case of each of clauses (i), (ii) and (iii), whether by merger, consolidation, liquidation, recapitalization, purchase, exchange or issuance of Equity Securities, purchase of assets, tender offer or otherwise) or (b) (i) SPAC or any of its controlled Affiliates issues any Equity Securities to, or negotiates a similar investment with, any one (1) or more Persons or (ii) any one (1) or more Persons acquire or otherwise purchase more than 15% of the assets or businesses of SPAC. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby shall constitute a SPAC Alternate Transaction.

“SPAC Benefit Plan” has the meaning specified in Section 4.13.

“SPAC Board” has the meaning specified in the Recitals hereto.

“SPAC Certificates” means any and all certificates representing SPAC Shares.

“SPAC Change of Recommendation” has the meaning specified in Section 8.05(c)(ii).

“SPAC Change of Recommendation Notice” has the meaning specified in Section 8.05(d).

“SPAC Change of Recommendation Notice Period” has the meaning specified in Section 8.05(d).

“SPAC Class A Shares” means shares of Class A common stock, par value of $0.0001 per share, of SPAC.

“SPAC Class B Shares” means shares of Class B common stock, par value of $0.0001 per share, of SPAC.

“SPAC D&O Persons” has the meaning specified in Section 8.08(a).

“SPAC D&O Tail Policy” has the meaning specified in Section 8.09(c).

“SPAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by SPAC contemporaneously with the execution of this Agreement.

“SPAC Financial Statements” has the meaning specified in Section 4.07(d).

“SPAC Fundamental Representations” means the representations and warranties specified in Section 4.01 (Corporate Organization), Section 4.02 (Due Authorization), Section 4.04 Capitalization) and Section 4.19 (Brokers).

“SPAC Group” has the meaning specified in Section 11.18(a).

“SPAC Loans” means the loans made to SPAC by the Sponsor or any of its Affiliates for the purpose of financing (a) costs and expenses incurred in connection with the IPO, a Business Combination or other working capital expenditures of SPAC or (b) a portion of the SPAC Stockholder Redemption as described in the SPAC SEC Reports.

“SPAC Material Adverse Effect” means any change, event, occurrence or effect that, individually or when aggregated with other changes, events, occurrences or effects, has had or would reasonably be expected to have a material adverse effect on the ability of SPAC to timely perform any of its or their respective covenants or obligations under this Agreement or any Transaction Document or to consummate the Transactions on the terms set forth herein.

“SPAC Material Contract” has the meaning specified in Section 4.11(a).

“SPAC Net Cash” means (i) the aggregate cash proceeds available to the SPAC in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to all of the SPAC Stockholder Redemptions), minus (ii) any outstanding and unpaid Indebtedness (for the avoidance of doubt, without duplication of any items that are SPAC Transaction Expenses) of the SPAC, minus (iii) any outstanding and unpaid SPAC Transaction Expenses (other than excise taxes). For the avoidance of doubt, SPAC Net Cash may be a negative number.

“SPAC Private Warrants” means one (1) whole warrant that was issued to the Sponsor, the IPO Representative Underwriter and the IPO Co-Manager in a private placement that closed simultaneously with the IPO, with each whole warrant entitling the holder thereof to purchase one (1) SPAC Class A Share at a purchase price of $11.50 per share.

“SPAC Recommendation” has the meaning specified in the Recitals hereto.

“SPAC Rights” means the rights to receive one-tenth (1/10) of one SPAC Class A Share upon the consummation of an initial business combination as described in the IPO Prospectus.

“SPAC SEC Reports” has the meaning specified in Section 4.06.

“SPAC Securities” means the SPAC Units, the SPAC Shares, the SPAC Rights and the SPAC Private Warrants, collectively.

“SPAC Share Consideration” has the meaning specified in Section 2.01(c)(vi)(2).

“SPAC Shares” means, collectively, the SPAC Class A Shares and the SPAC Class B Shares.

“SPAC Stockholder Redemptions” means the right of the holders of SPAC Class A Shares to redeem all or a portion of their SPAC Class A Shares in connection with the transactions contemplated by this Agreement as set forth in SPAC’s Governing Documents.

“SPAC Transaction Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable (and not otherwise expressly allocated to the Company Group pursuant to the terms of this Agreement or any other Transaction Document) by, SPAC and/or Sponsor in connection with the negotiation, preparation or execution of this Agreement, any other Transaction Document or the definitive documentation with respect to the IPO or other prospective business combination transactions, the performance of its covenants or agreements in this Agreement or any other Transaction Document or the consummation of the Transactions or the IPO (including any deferred underwriter fees), including: (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, placement agents or other agents or service providers of SPAC and/or Sponsor (including for any fairness opinion rendered to the SPAC related to the Transactions), (b) any other fees, expenses, commissions or other amounts that are expressly allocated to SPAC pursuant to this Agreement or any other Transaction Document, (c) 50% of the fees and expenses associated obtaining additional round lot holders, if required and (d) 50% of the fees and expenses incurred in connection with the preparation, printing and mailing of the Registration Statement/Proxy Statement. Notwithstanding the foregoing or anything to the contrary herein, SPAC Transaction Expenses shall not include any Company Group Transaction Expenses.

“SPAC Units” means the units issued in the IPO consisting of one (1) SPAC Class A Share and one SPAC Right.

“Special Meeting” has the meaning specified in Section 8.04(b).

“Sponsor” means ESH Sponsor LLC, a Delaware limited liability company.

“Stock Exchange” means the New York Stock Exchange, New York Stock Exchange American, Nasdaq Stock Market or any other national securities exchange.

“Subsidiary” means, with respect to a Person, any corporation (including a limited liability company, an exempted limited partnership or a partnership), exempted company or other organization, whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests, having by their terms ordinary voting power to elect a majority of the board of directors, or board of managers (as the case may be) or others performing similar functions with respect to such corporation, exempted company or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Surviving SPAC” has the meaning specified in Section 2.01(c)(i).

“Surviving SPAC Share” means a share of common stock, par value $0.0001 per share, of the Surviving SPAC.

“Tax” means any U.S. federal, state, provincial, territorial, local, non-U.S. and other net income tax, alternative or add-on minimum tax, base erosion minimum tax, franchise tax, gross income, or gross receipts tax, employment related tax (including employee withholding, employer payroll tax or social security contributions), ad valorem, transfer, franchise, license, excise, escheat and unclaimed property, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties and sales or use tax or other tax or like assessment, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, election, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Termination Date” has the meaning specified in Section 10.01(d).

“Total Shares of PubCo Common Stock Outstanding” means, without duplication, as of immediately before the Effective Time and before the Pre-Closing Reorganization, the sum of (a) the number of issued and outstanding shares of PubCo Common Stock (after giving effect to the Company Convertible Instrument Conversion and Company Warrants that are converted to Company Shares prior to the Closing), (b) treating all outstanding Replacement Warrants as fully vested (as applicable) and as if the Replacement Warrants had been converted, exchanged or exercised in full as of the Effective Time (calculated using the treasury stock method of accounting).

“Trademarks” has the meaning specified in the definition of “Intellectual Property”.

“Transaction Conditions” means the conditions specified in Article IX of this Agreement.

“Transaction Documents” means this Agreement, the Certificate of Merger, the Sponsor Voting and Support Agreement, the Company Shareholder Commitment Agreement, the Insider Letter Amendment, the Lock-Up Agreements, the Employment Agreement, the Amended and Restated Registration Rights Agreement, the Non-Competition Agreements, the Amended PubCo Charter, the definitive documentation with respect to the Pre-Closing Reorganization, and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transaction Financing” means a capital raising transaction in connection with the Transactions structured as one or a combination of common equity, preferred equity, convertible equity or debt, non-redemption or backstop arrangements with respect to the Trust Account, a committed equity facility, debt facility, and/or other sources of cash or cash equivalents, in each case, whether such investment is into SPAC, the Company or PubCo.

“Transaction Proposals” has the meaning specified in Section 8.04(b).

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents, including the Merger, the Share Exchange and the Pre-Closing Reorganization.

“Transfer” means offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign, or otherwise dispose of (including by gift, merger, demerger, tendering into any tender offer, distribution, redemption, repurchase or exchange offer or otherwise).

“Transfer Taxes” has the meaning specified in Section 8.06(a).

“Transmittal Documents” has the meaning specified in Section 2.01(b)(vi)(4).

“Treasury Regulations” means the regulations promulgated under the Code.

“Trust Account” has the meaning specified in Section 4.05.

“Trust Agreement” has the meaning specified in Section 4.05.

“Trustee” has the meaning specified in Section 4.05.

“U.S. Intended Tax Treatment” has the meaning specified in the Recitals hereto.

“VAT” means (a) any indirect Tax imposed in compliance with the Council Directive of November 28, 2006 on the common system of value-added Tax (EC Directive 2006/112) or (b) any indirect Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clause (a) above, or imposed elsewhere, including any interest, penalty or addition thereto.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, consolidation, recapitalization or other similar transaction during such period.

“Willful Breach” means a Party’s knowing and intentional material breach of any of its representations or warranties set forth in this Agreement, or such Party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement.

“Withholding Party” has the meaning specified in Section 2.03.

Section 1.02  Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule,” “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the referenced business consistent with past practice.

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) References to “$” or “dollar” or “US$” shall be references to United States dollars. References to “£” shall be references to the United Kingdom pound Sterling.

(h) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(i) The phrases “provided to,” “furnished to,” “made available to” and phrases of similar import when used herein, unless the context otherwise requires, mean that a copy of the information or material referred to has been provided no later than 5:00 p.m., New York Time, 24 hours prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (i) in the virtual SharePoint “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such Party and its legal counsel via electronic mail.

(j) any drafts of this Agreement, the Transaction Documents and any Schedules or Exhibits circulated by or among the Parties prior to the final fully executed drafts shall not be used for purposes of interpreting any provision of this Agreement, the Transaction Documents or any Schedules or Exhibits, and each of the Parties agrees that such Party and its Affiliates shall not make any claim, assert any defense or otherwise take any position inconsistent with the foregoing in connection with any Proceeding among any of the foregoing.

Section 1.03  Knowledge. As used herein, the phrase “knowledge” means the actual knowledge, after due inquiry, of (a) in the case of the Company Group, (i) David Weir, (ii) Catherine Chalmers, (iii) Alan Peyton and (iv) Pierre Van Niekerk and (b) in the case of SPAC, (i) James Francis and (ii) Jonathan Morris.

Section 1.04  Equitable Adjustments. Except for the Pre-Closing Reorganization (in accordance with the terms herein), if, between the date of this Agreement and the Closing, the outstanding SPAC Shares or shares of the Company shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares or any similar event shall have occurred (other than any event expressly contemplated by this Agreement), or if there shall have been any breach of this Agreement by SPAC with respect to its Equity Securities or rights to issue Equity Securities, or by the Company Group with respect to Equity Securities of the Company or rights to issue such Equity Securities, then any number, value (including dollar value) or amount contained herein that is based upon the number of Equity Securities of SPAC or Equity Securities of the Company (including, for the avoidance of doubt, the SPAC Share Consideration) shall be equitably adjusted to provide the Sellers and the holders of SPAC Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.04 shall not be construed to permit any Party to take any action with respect to their respective securities or otherwise that is prohibited by the terms and conditions of this Agreement.

Article II
The Merger and Related Transactions; Closing

Section 2.01  The Transactions.

(a) Pre-Closing Reorganization Consideration. At least one day following the Share Exchange and prior to the Closing, PubCo shall effectuate a reverse share split with respect to the issued and unissued PubCo Common Stock and issued and unissued Equity Securities of PubCo (such transactions, the “Pre-Closing Reorganization”) such that at the effective time of the reverse share split the issued and unissued PubCo Common Stock and issued and unissued Equity Securities of PubCo shall be automatically consolidated in a manner such that (i) each share of PubCo Common Stock outstanding prior to the reverse share split shall result in a number of shares of PubCo Common Stock equal to the product of one multiplied by the Exchange Ratio and (ii) the PubCo Common Stock owned by the Sellers and any other issued and outstanding Equity Securities of PubCo will, following the consummation of the Pre-Closing Reorganization, be consolidated and result in the aggregate number of shares of PubCo Common Stock issued and outstanding on a fully-diluted, as converted and as exercised basis being equal to the Pre-Closing Reorganization Consideration.

(b) Share Exchange.

(i) Conversion of Company Convertible Securities. Prior to the Share Exchange, the holders of Company Convertible Instruments (other than holders of Company Warrants who are not exercising their Company Warrants (as applicable)) shall exercise (if applicable) and convert all of their rights to receive Company Shares pursuant to the Company Convertible Instruments and will receive Company Shares at the applicable conversion ratio as set forth in the Company Convertible Instruments (the “Company Convertible Instrument Conversion”). Following the Company Convertible Instrument Conversion, all Company Convertible Instruments shall be canceled or terminated, as applicable, shall no longer be outstanding and shall cease to exist, no payment or distribution shall be made with respect thereto and each holder of Company Convertible Instruments shall thereafter cease to have any rights with respect to such securities.

(ii) Exchange of Company Shares. At least one day prior to the Pre-Closing Reorganization (the “Share Exchange Time”), the Sellers shall transfer and deliver to PubCo, and PubCo shall acquire and accept from the Sellers, all of the issued and outstanding Company Shares held by the Sellers (collectively, the “Acquired Company Shares”), being all the issued and outstanding equity interests of the Company, free and clear of all Liens (other than those imposed by the Company’s Governing Documents or applicable securities Laws).

(iii) Exchange Consideration. Subject to and upon the terms and conditions of this Agreement and in full satisfaction of the consideration for the acquisition by PubCo of the Acquired Company Shares, at the Share Exchange Time, PubCo shall issue and deliver to the Sellers one share of PubCo Common Stock (each an “Exchange Share” and collectively, the “Exchange Consideration”) for each Acquired Company Share, with each Seller receiving an Exchange Share for each Acquired Company Share owned by such Seller, in a manner that the shareholdings in PubCo immediately after the acquisition mirrors that of the Company before the acquisition.

(iv) Company Warrants

(1) At the Share Exchange Time, each warrant to purchase Company Shares (whether vested or unvested) that is issued and outstanding as of the Share Exchange Time (each a “Company Warrant”) shall be canceled by the Company in consideration for PubCo issuing a warrant for shares of PubCo Common Stock (each, a “Replacement Warrant”) as set forth below. Each Replacement Warrant will be subject to the same terms and conditions as the Company Warrant and be subject to the same vesting schedule as the applicable Company Warrant. PubCo shall take all reasonable corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Replacement Warrants remain outstanding, a sufficient number of shares of PubCo Common Stock for delivery upon the exercise of such Replacement Warrant. As soon as reasonably practicable following the Closing Date, PubCo will use commercially reasonable efforts to issue to each Person who holds a Replacement Warrant a document evidencing the foregoing replacement of such Company Warrant by PubCo.

(v) Surrender of Acquired Company Shares and Disbursement of Exchange Consideration.

(1) At the Share Exchange Time, PubCo and the Exchange Agent shall cause the Exchange Shares to be issued to each Seller in exchange for such Seller’s Acquired Company Shares in accordance with Section 2.01(b)(ii).

(2) At the Closing, each Seller will deliver to the Exchange Agent their Acquired Company Shares, including any certificates representing Company Shares (“Company Certificates”), along with applicable share power or transfer forms in the form satisfactory to PubCo, and the Company shall deliver to PubCo an updated register of members evidencing PubCo as the sole owner of all Acquired Company Shares.

(vi) Exchange Procedures.

(1) PubCo, SPAC and the Company shall appoint Continental Stock Transfer & Trust Company or another mutually agreeable bank or trust company, to act as exchange agent (“Exchange Agent”) for the distribution of the Exchange Consideration to the Sellers pursuant to this Section 2.01(b) and an exchange agent agreement in form and substance mutually agreeable to SPAC and the Company.

(2) As soon as reasonably practicable after the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act, the Company will, or will cause the Exchange Agent to, deliver to each Seller a letter of transmittal (and any instructions related thereto) in form and substance reasonably acceptable to SPAC and the Company (the “Letter of Transmittal”) to be completed and executed by such Person. The Letter of Transmittal will contain, among other things, customary representations of each Seller, including due authority, valid ownership, title and interest, absence of encumbrances (other than Permitted Liens), a general release and waiver for any pre-Closing claims against the Parties and ability to engage in the Transactions.

(3) At the Share Exchange Time, PubCo will deliver or cause to be delivered to the Exchange Agent a number of shares of PubCo Common Stock equal to the Exchange Consideration to be issued to the Sellers at the Share Exchange Time. The Exchange Agent will be deemed to be the agent for the Sellers for the purpose of receiving the Exchange Consideration, and delivery of the Exchange Consideration to the Exchange Agent will be deemed to be delivery to the Sellers at the Effective Time, with respect to the Exchange Consideration. Until they are distributed, the shares of Pubco Common Stock held by the Exchange Agent will be deemed to be outstanding from and after the Effective Time but the Exchange Agent will not vote those shares or exercise any rights of a stockholder with regard to such shares. If any dividends or distributions are paid with respect to shares of PubCo Common Stock while they are held by the Exchange Agent, the Exchange Agent will hold the dividends or distributions, uninvested, until shares of PubCo Common Stock are distributed to the applicable Sellers, at which time the Exchange Agent will distribute the dividends or distributions that have been paid with regard to those shares of PubCo Common Stock to such former Sellers.

(4) Each Seller shall be entitled to receive from the Exchange Agent the portion of the Exchange Consideration via electronic book entry, to which such Seller is entitled under Section 2.01(b)(iii) in respect of each Seller’s Company Shares, as soon as reasonably practicable after the Effective Time but subject to the delivery by each Seller to the Exchange Agent of the following items (collectively, the “Transmittal Documents”): (i) a properly completed and duly executed Letter of Transmittal, (ii) a spousal consent and (iii) such other documents as may be reasonably required by PubCo and the Company.

(5) Notwithstanding anything to the contrary contained herein, no fraction of a share of PubCo Common Stock will be issued by PubCo by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of PubCo Common Stock (after aggregating all fractional shares of PubCo Common Stock that otherwise would be received by such holder) shall instead have the number of shares of PubCo Common Stock issued to such Person rounded down in the aggregate to the nearest whole share of PubCo Common Stock.

(vii) Allocation Schedule.  The Company acknowledges and agrees that the Exchange Consideration is being allocated among the Sellers pursuant to the schedule set forth on Schedule 2.01(b)(vii) (the “Company Allocation Schedule”). The Company Allocation Schedule reflects the information therein as of the date hereof and will be updated and delivered by the Company to SPAC at least three (3) Business Days prior to the anticipated Closing Date. In each case, the Company agrees that the allocation among the Sellers shown thereof is and will be in accordance with the Governing Documents of the Company and applicable Law. In addition, the Company Allocation Schedule (A) will set forth as of the date at least three (3) Business Days prior to the anticipated Closing Date (1) the mailing addresses for each Seller, (2) the number of Company Shares (giving effect to the Company Convertible Instrument Conversion and the Pre-Closing Reorganization), and/or the number of Company Warrants and/or amount of Company Convertible Securities owned by each Seller, (3) the number of shares of PubCo Common Stock allocated to each Company shareholder, and (4) with respect to each Seller holding Company Warrants, the number of shares of PubCo Common Stock subject to, and the exercise price per share of PubCo Common Stock of, each Replacement Warrant, the number of shares of PubCo Common Stock subject to such Replacement Warrant, (B) is and will otherwise be accurate in all respects (except for de minimis inaccuracies that are not material). PubCo shall be entitled to conclusively rely on the Company Allocation Schedule (as updated prior to the Closing Date), and neither PubCo nor its Affiliates shall have any Liability with respect to the allocation of the Exchange Consideration among the Company shareholders.

(viii) Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a share of PubCo Common Stock will be issued, and, if applicable, no fraction of a PubCo Private Warrant will be assumed, by PubCo by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise (x) be entitled to a fraction of a share of PubCo Common Stock (after aggregating all fractional shares of share of PubCo Common Stock that would otherwise be received by such Person) shall instead have the number of shares of PubCo Common Stock issued to such Person rounded up in the aggregate to the nearest whole share of PubCo Common Stock and (y) hold a fraction of a PubCo Private Warrant (after aggregating all fractional PubCo Private Warrants that would otherwise be received by such Person) shall instead have the number of PubCo Private Warrants held by such Person rounded down in the aggregate to the nearest whole PubCo Private Warrant.

(ix) Termination of Certain Agreements. The Company hereby agrees that, effective as of immediately following the Share Exchange, (a) any shareholders, voting or similar agreement among the Company and any of the Sellers or among the Sellers with respect to the Company Shares, and (b) any registration rights agreement between the Company and its shareholders, in each case of clauses (a) and (b), shall automatically, and without any further action by any of the Parties, terminate in full and become null and void and of no further force and effect. Further, the Company hereby waives any obligations of the parties under the Company’s Governing Documents or any agreement described in clause (a) above with respect to the Transactions and the Transaction Documents, and any failure of the parties to comply with the terms thereof in connection with the Transactions and the Transaction Documents.

(c) Merger.

(i) Merger. On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, following the Pre-Closing Reorganization and at the Effective Time, Merger Sub shall merge with and into SPAC (the “Merger”) and the separate corporate existence of Merger Sub shall thereupon cease. SPAC shall survive the Merger (the “Surviving SPAC”) as a wholly owned Subsidiary of PubCo.

(ii) Effective Time. At the Closing, the Parties shall cause a certificate of merger, in a form reasonably satisfactory to the Company and SPAC (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by the Company and SPAC and specified in the Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).

(iii) Effect of the Merger. The Merger shall have the effects set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of SPAC and Merger Sub shall vest in the Surviving SPAC and all debts, liabilities, obligations and duties of SPAC and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving SPAC, in each case, in accordance with the DGCL.

(iv) Merger Sub Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub (collectively, the “Merger Sub Shares”) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted (in exchange for the cancellation of the capital stock of Merger Sub and the funding of the SPAC Share Consideration) into one (1) newly issued Surviving SPAC Share.

(v) Surviving SPAC Governance. At the Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving SPAC, in each case, until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving SPAC, each to hold office in accordance with the Governing Documents of the Surviving SPAC until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi) Effect of the Merger on Securities of SPAC.

(1) SPAC Units. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each issued and outstanding SPAC Unit shall be automatically separated and the holder thereof shall be deemed to hold one (1) SPAC Class A Share and one SPAC Right, which underlying securities shall be converted or assumed, as applicable, in accordance with the applicable terms of Section 2.01(c)(vi)(2) and Section 2.01(c)(vi)(3), respectively.

(2) SPAC Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each SPAC Share issued and outstanding as of immediately prior to the Effective Time (other than those described in Section 2.01(c)(vi)(5) shall be automatically canceled and extinguished and converted into the right to receive one (1) share of PubCo Common Stock (collectively, the “Per Share SPAC Common Consideration” and all Per Share SPAC Common Consideration issued to holders of SPAC Shares in connection with the Merger, collectively, the “SPAC Share Consideration”). From and after the Effective Time, the holder(s) of SPAC Certificates, if any, evidencing ownership of SPAC Shares or SPAC Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for herein or under applicable Law.

(3) SPAC Rights. At the Effective Time, without any action on the part of any Party or any other Person, each issued and outstanding SPAC Right shall be automatically converted into one-tenth (1/10) of one share of PubCo Common Stock. At the Effective Time, the SPAC Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing SPAC Rights outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such SPAC Rights, except as provided herein or by Law. Each certificate formerly representing SPAC Rights shall thereafter represent only the right to receive shares of PubCo Common Stock as set forth herein.

(4) SPAC Private Warrants. At the Effective Time, each issued and outstanding SPAC Private Warrant shall be converted into one PubCo Private Warrant. Each of the PubCo Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the SPAC Private Warrants, except that in each case they shall represent the right to acquire shares of PubCo Common Stock in lieu of SPAC Class A Shares. At or prior to the Effective Time, PubCo shall take all reasonable corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the PubCo Private Warrants remain outstanding, a sufficient number of shares of PubCo Common Stock for delivery upon the exercise of such PubCo Private Warrants.

(5) Cancellation of Treasury Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each SPAC Share held immediately prior to the Effective Time by SPAC in treasury shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(6) Stock Transfer Books. At the Effective Time, the stock transfer books of SPAC shall be closed and no Transfer of SPAC Units, SPAC Shares or SPAC Rights shall be made thereafter.

(7) Founder Share Adjustment. At the Effective Time, and notwithstanding anything to the contrary set forth herein, (i) if (A) the Company Performance Conditions have been achieved and (B) the conditions under which the SPAC is required to use reasonable efforts to enter into the SPAC ELOC pursuant to Section 8.03(b) have occurred, then 40% of the Founder Shares shall be canceled and extinguished for no consideration (and such Founder Shares shall not be converted into PubCo Common Stock), or (ii) if 40% of the Founder Shares have not been canceled and extinguished pursuant to the foregoing clause (i), then 20% of the Founder Shares shall be canceled and extinguished for no consideration (and such Founder Shares shall not be converted into PubCo Common Stock).

Section 2.02  Closing.

(a) On the terms and subject to the conditions set forth in this Agreement, the consummation of the Transactions (the “Closing”) shall take place electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) (a) as promptly as practicable (and in any event no later than 9:00 a.m., New York time, on the third Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the Transaction Conditions (other than any Transaction Conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of such Transaction Conditions at the Closing) or (b) at such other place, time or date as the Parties may agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 2.03  Withholding Rights. Notwithstanding anything in this Agreement to the contrary, SPAC, Merger Sub, PubCo, the Surviving SPAC and their respective Affiliates, and any applicable withholding agent (each, a “Withholding Party”) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law; provided, that if any Withholding Party determines that any amounts payable pursuant to this Agreement is subject to deduction and/or withholding (other than any withholding required in respect of compensatory amounts or amounts paid to a public shareholder of any of the Parties), then such Withholding Party shall (a) provide notice to such Person as soon as reasonably practicable after such determination and (b) cooperate with such Person to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority.

Section 2.04  Earnout. In the event that 40% of the Founder Shares were canceled and extinguished for no consideration pursuant to Section 2.01(c)(vi)(7)(i), if during the 12 months following the Closing Date the VWAP of the shares of PubCo’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Closing Date, then, for no additional consideration, PubCo shall issue to each holder of Founder Shares at the Effective Time an additional 16.67% of the shares of PubCo Common Stock such holder of Founder Shares received pursuant to Section 2.01(c)(vi)(2) (i.e., a number of shares of PubCo Common Stock such that the holders of Founder Shares will have the amount of shares of PubCo Common Stock as they would have had if 30% of the Founder Shares were cancelled at Closing instead of 40%).

Article III
Representations and Warranties RELATING TO the Company GROUP

Except as set forth in the Company Group Disclosure Schedules delivered by the Company to SPAC on the date hereof, the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (but subject to the terms of Section 11.08), the Company represents and warrants to SPAC, as follows:

Section 3.01  Corporate Organization; Due Authorization.

(a) Each member of the Company Group is a corporation, exempted company, limited liability company, private limited company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation, incorporation or organization (as applicable). Each member of the Company Group has the requisite corporate or other entity power and authority to own, operate and lease its properties, rights and assets and to conduct its business as presently conducted. Each member of the Company Group is duly licensed or qualified as a foreign corporation or other entity in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except as would not have a Company Group Material Adverse Effect.

(b) The Company has the requisite corporate or other similar power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party or will be a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary corporate (or other similar) action on the part of the Company and no other Proceeding on the part of the Company is necessary to authorize this Agreement or such other Transaction Documents or performance by the Company hereunder or thereunder. This Agreement has been, and each other Transaction Document to which the Company will be party, shall be, duly and validly executed and delivered by the Company and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such other Transaction Document to which the Company will be party, shall constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.02  Governing Documents.

(a) The copies of the Governing Documents of each member of the Company Group (a) have been previously made available by the Company to SPAC, (b) are true, correct and complete, and (c) are in full force and effect.

(b) Each member of the Company Group is and has been in compliance in all material respects with its Governing Documents. The books and records, including without any limitation the statutory books, minute books and statutory registers of the Company Group are true, complete and correct in all material respects and have been maintained in accordance with the requirements of all applicable Laws in all material respects.

Section 3.03  Consents and Requisite Governmental Approvals; No Violations.

(a) No action by, notice, consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of any member of the Company Group with respect to the execution, delivery or performance by the Company of its obligations under this Agreement or the other Transaction Documents to which it is or will be party or the consummation of the Transactions, except for (i) compliance with and filings under the HSR Act or under any applicable antitrust or other competition Laws of any non U.S. jurisdictions (collectively, “Foreign Antitrust Laws”), (ii) the filing with the SEC of the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC, or (iii) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions.

(b) Neither the execution nor delivery of this Agreement or any other Transaction Document to which the Company is or will be a party, the performance by the Company of its obligations hereunder or thereunder or the consummation of the Transactions shall, directly or indirectly (with or without due notice or lapse of time or both), (i) result in a violation or breach of any provision of the Governing Documents of any member of the Company Group, (ii) assuming compliance with the matters referred to in Section 4.03(a), result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (x) any Material Contract to which any member of the Company Group is a party; (y) any Material Permits set forth on Error! Reference source not found. of the Company Group Disclosure Schedules (or required to be set forth on Error! Reference source not found. of the Company Group Disclosure Schedules); or (z) any material Leases that any member of the Company Group is a party or by which any of them or any of their respective assets or properties may be bound or affected, (iii) result in the creation of any Lien upon any of the properties, equity interests or assets of the Company Group (other than any Permitted Lien) or (iv) violate, or constitute a breach under, any Governmental Order or applicable Law to which any member of the Company Group and any of their respective properties or assets are subject or bound.

(c) The exercise of the option set forth in Article 14 of the Articles of Association of the Company by holders of more then 50% of the Equity Shares (as defined in the Articles of Association of the Company) in issue of the Company to transfer and deliver to Pubco their Company Shares pursuant to Section 2.01(b)(ii) of this Agreement shall be sufficient to require 100% of the outstanding Equity Shares (as defined in the Articles of Association of the Company) of the Company immediately prior to the Share Exchange Time to transfer their Equity Shares (as defined in the Articles of Association of the Company) of the Company to Pubco pursuant to Section 2.01(b)(ii) of this Agreement.

Section 3.04  Capitalization.

(a) Section 3.04(a) of the Company Group Disclosure Schedules sets forth a true and complete statement of the identity of the Persons that are the legal and record owners of the Equity Securities of each member of the Company Group as of the date hereof, and with respect to the Company, the number, class or series of all such Equity Securities owned by such Persons. All of the issued and outstanding Equity Securities of the Company Group (i) have been duly authorized and validly issued or transferred (as the case may be), including pursuant to payment of requisite stamp duties under applicable Laws, and are fully paid and nonassessable, (ii) were not issued or transferred (as the case may be) in violation of the Governing Documents of the Company Group or any Contract to which any member of the Company Group is party or bound, (iii) were not issued or transferred (as the case may be) in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (iv) have been offered, transferred, sold and issued in compliance with applicable Law, including Securities Laws. Except as set forth on Section 3.04 of the Company Group Disclosure Schedules, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, restricted stock units, performance stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any member of the Company Group to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of such member of the Company Group (or any other member of the Company Group), other than as contemplated by the Transaction Documents and the Transactions. There are no voting trusts, proxies or other Contracts with respect to the voting or Transfer of any of the Equity Securities of the members of the Company Group to which any member of the Company Group is party or by which it is bound, other than as contemplated by the Transaction Documents and the Transactions.

(b) Except as set forth in Section 3.04(b) of the Company Group Disclosure Schedules, there are no outstanding bonds, debentures, notes or other Indebtedness of the Company Group having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the holders of the Equity Securities of any member of the Company Group may vote. Section 3.04(b) of the Company Group Disclosure Schedules sets forth a list of all Indebtedness of the Company Group for borrowed money, including, as applicable, the principal amount of such Indebtedness, the outstanding balance, and the debtor and the creditor thereof, as applicable, in each case, as of August 31, 2025.

Section 3.05  Subsidiaries. Except for the Equity Securities of the members of the Company Group set forth on Section 3.04(a) of the Company Group Disclosure Schedules (and any changes to such Equity Securities expressly contemplated by the Pre-Closing Reorganization), no member of the Company Group (i) owns, directly or indirectly, any ownership, equity, or voting interest in any Person, (ii) has any agreement or commitment to purchase any such interest (excluding, for the avoidance of doubt, in connection with the Transaction Documents and the Transactions, including the Pre-Closing Reorganization) or (iii) has agreed nor is obligated to make nor is bound by any written, oral or other Contract, option, warrant, or similar agreement, as of the date hereof to make, any future investment in or capital contribution to any other entity (excluding, for the avoidance of doubt, in connection with the Transaction Documents and the Transactions, including the Pre-Closing Reorganization in accordance with the terms herein).

Section 3.06  Financial Statements.

(a) Copies of (i) the unaudited consolidated financial statements of the Company as of and for the twelve (12) months ended December 31, 2023, consisting of the unaudited balance sheet of the Company as of December 31, 2023 and the related unaudited income statement, changes in stockholder’s equity and statement of cash flows for the twelve (12) months then ended, including, in each case, the related notes and schedules thereto, and (ii) the unaudited consolidated balance sheets and income statement of the Company as of December 31, 2024, (collectively, the “Financial Statements,” each of which are attached as Section 3.06 of the Company Group Disclosure Schedules) are true, correct and complete and have been provided to SPAC. Each of the Financial Statements (including the notes thereto) (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and its Subsidiaries, as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein.

(b) The Company Group maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, in each case of foregoing clauses (i) and (ii), in all material respects.

(c)  (i) To the Company’s knowledge, the Company does not have any “material weaknesses” or “significant deficiencies” in the system of internal accounting controls utilized by the Company and (ii) the Company has not received any written complaint, allegation, assertion or claim of fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.

Section 3.07  Undisclosed Liabilities. Except for Liabilities (a) reflected or reserved for on the Most Recent Balance Sheet, (b) incurred in the ordinary course of business since the date of the Most Recent Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law other than, for the avoidance of doubt, any such Liabilities that would be covered by clause (c) of this Section 3.07), (c) incurred in connection with the negotiation, preparation or execution of this Agreement, any other Transaction Document, the performance of their respective covenants or agreements in this Agreement or any other Transaction Document or the consummation of the Transactions or (d) arising under the terms of any Contract or Permit permitted to be entered into by a member of the Company Group pursuant to Section 6.01(b) (for the avoidance of doubt, other than as a result of a breach thereof prior to Closing), the Company Group does not have any Liabilities that are required by GAAP to be set forth on a consolidated balance sheet of the Company Group.

Section 3.08  Litigation. There are, and since the Lookback Date, there have been, no Proceedings pending or, to the Company’s knowledge, threatened in writing against or involving (a) any member of the Company Group, (b) any of the Company Group’s material assets or properties, (c) to the Company’s knowledge, any of the Company Group’s managers, officers or directors (in each case, in their capacities as such), or (d) to the Company’s knowledge, any of the Company Group’s employees (in each case, in their capacities as such) (in the case of each of clauses (a) through (d), seeking material non-monetary relief or involving an amount in controversy that would reasonably be expected to be, individually or in the aggregate, material to the Company Group). Neither any member of the Company Group nor any of their properties, assets or businesses are subject to any Governmental Order, or, to the Company’s knowledge, any continuing investigation by, any Governmental Authority, in each case that would reasonably be expected to be, individually or in the aggregate, material to the Company Group. Since the Lookback Date, there have been no material Proceedings by any member of the Company Group pending against any other Person.

Section 3.09  Compliance with Laws.

(a) Since the Lookback Date, the Company Group (i) has in all material respects conducted its business in accordance with all Laws applicable to the Company Group and has been (and presently is) in compliance in all material respects with all such applicable Laws and (ii) has not received any written communications from a Governmental Authority that alleged that any member of the Company Group is not in compliance with any such Law in all material respects.

(b) Since the Lookback Date, no member of the Company Group nor any of their respective directors, officers, employees or, to the Company’s knowledge, agents or other Persons acting on their behalf, has taken, directly or knowingly indirectly, any act in furtherance of an offer, payment, promise to offer or to pay, authorization, ratification, solicitation, receipt or acceptance of the payment, directly or indirectly, of any gift, money, payment, loan, reward, contribution or any other thing of value to or from any Person to influence any act or decision of such Person, to secure any other improper advantage or to obtain or retain business, or that would otherwise cause the Company Group to be in material violation of Anti-Corruption Laws.

(c) The Company Group is, and at all times since the Lookback Date has been, in compliance with all applicable International Trade Laws. Without limiting the foregoing: (a) the Company Group has obtained, and is in compliance with, all export licenses, license exceptions, and other consents, notices, waivers, approvals, orders, authorizations, registration, declarations, classifications and filings with any Governmental Authority required for (i) the export and re-export of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals located in the United States and abroad; (b) to the Company Group’s knowledge, no export approvals with respect to the Transactions are required; (c) none of the Company Group, its directors, officers, employees, or to the Company Group’s knowledge, their respective agents or Affiliates is a Sanctions Target; (d) since the Lookback Date, the Company Group has not received any written notice from a Governmental Authority concerning any actual or potential violation of International Trade Laws; and (e) the Company Group has not made any voluntary disclosures to, or has been subject to any fines, penalties or sanctions from, any Governmental Authority regarding any past violations of International Trade Laws.

(d) The operations of the Company Group have been since the Lookback Date conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering Laws, including the Bank Secrecy Act of 1970, as amended by the USA Patriot Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering Laws of the various jurisdictions in which the Company Group conducts business (collectively, the “Money Laundering Laws”). No Proceeding involving any member of the Company Group with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

Section 3.10  Material Contracts.

(a) Section 3.10(a) of the Company Group Disclosure Schedules sets forth a list of the following Contracts to which a member of the Company Group is a party to or bound by (the “Material Contracts”).

(i) each of the 10 largest Contracts (determined based on aggregate consideration received by the Company Group thereunder) of the Company Group for the calendar years ended December 31, 2023 and December 31, 2024;

(ii) each of the 10 largest Contracts (determined based on aggregate consideration paid by the Company Group thereunder) of the Company Group for the calendar years ended December 31, 2023 and December 31, 2024;

(iii) any Contract relating to Indebtedness for borrowed money of any member of the Company Group or the placing of a Lien (other than Permitted Liens) on any material assets or material properties of any member of the Company Group;

(iv) any Contract for the disposition of the assets or business of the Company Group or for the acquisition by the Company Group or of the assets or business of any other Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner), in each case (A) for an aggregate purchase price in excess of $100,000 or (B) under which the Company Group has any material continuing obligation (contingent or otherwise) with respect to an “earn out,” contingent purchase price or other contingent or deferred payment obligation;

(v) any Contract under which a member of the Company Group is a lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $100,000;

(vi) any Contract under which a member of the Company Group is a lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by any member of the Company Group, except for any lease or agreement under which the aggregate annual rental payments do not exceed $100,000;

(vii) any Contract with outstanding obligations in excess of $100,000 for the sale or purchase of personal property, fixed assets or real estate, other than sales or purchases in the ordinary course of business and sales of obsolete equipment;

(viii) any Contract requiring any future capital expenditure (or series of capital expenditures) by the Company Group in an amount in excess of (A) $100,000 annually or (B) $250,000 over the term of the agreement;

(ix) any Contract that (A) limits or purports to limit, in any material respect, the freedom of any member of the Company Group to engage or compete in any line of business or with any Person or in any area, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions, or (C) contains any other provisions materially restricting or purporting to restrict the ability of any member of the Company Group to sell, manufacture, develop, commercialize, or to solicit any potential employee or customer, in the case of each of the foregoing clauses (A), (B), and (C), that would so limit or purports to limit, in any material respect, PubCo or any of its Affiliates after the Closing;

(x) any Contract (A) pursuant to which (1) any third party grants any member of the Company Group a license, right, permission, consent, non-assertion or release with respect to any Intellectual Property material to the Company Group or (2) the Company Group grants a license, right, permission, express consent, non-assertion or release with respect to any Owned IP material to the Company Group, (B) that relates to the ownership or development of any Intellectual Property material to the Company Group or (C) that affects the Company Group’s ability to use, enforce or disclose any Owned IP or Licensed IP or outlicensed Intellectual Property, in each case, that is material to the Company Group, excluding (x) non-exclusive end-user licenses granted to the Company Group for unmodified, commercially or publicly available, off-the-shelf Software with aggregate fees of less than $100,000 per year, (y) non-exclusive licenses granted by any member of the Company Group to its customers, distributors, suppliers and franchisees in the ordinary course of business, (z) non-disclosure agreements and agreements entered into with employees and service providers in the ordinary course of business;

(xi) any Contract requiring any member of the Company Group to guarantee the Liabilities of any Person (other than another member of the Company Group) or pursuant to which any Person (other than another member of the Company Group) has guaranteed the Liabilities of the Company Group, in each case in excess of $100,000;

(xii) any Contract under which the Company Group has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person (other than another member of the Company Group), individually or in the aggregate, in an amount in excess of $100,000 or made any capital contribution to, or other investment in, any Person (other than another member of the Company Group);

(xiii) any material advertising, agency or joint marketing Contract the performance of which requires either (A) annual payments to or from the Company Group in excess of $100,000 or (B) aggregate payments to or from the Company Group in excess of $250,000 over the term of the agreement and, in each case, that is not terminable by the Company Group without penalty upon less than ninety (90) days’ prior written notice;

(xiv) any collective bargaining agreement or other Contract with any labor union, trade union, staff council, works council or labor organization (each, a “Labor Agreement”);

(xv) any Contract for the employment or engagement of any director, officer, employee or other service provider of the Company Group that (A) provides for annual compensation in excess of $250,000, or (B) provides for the payment and/or accelerated vesting of any compensation or benefits upon the consummation of the transactions contemplated by this Agreement;

(xvi) any Contract with a third party establishing any joint venture, partnership, strategic alliance or other collaboration that is material to the business of the Company Group, except for any such Contract under which the aggregate payments to or from any member of the Company Group are not expected to exceed $100,000 over the life of such Contract;

(xvii) any Contract between (A) a member of the Company Group, on the one hand, and any (B) current or former officer, director, employee, partner, member, manager, beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of five percent (5%) or more of the Equity Securities of any member of the Company Group or other Affiliate of the Company Group, on the other hand (in each case, other than Contracts solely among members of the Company Group and Contracts with respect to a Company Group Related Party’s employment) (each Person identified in this clause (B), a “Company Group Related Party”);

(xviii) any Contract with a Governmental Authority or the Emergency Services in the United Kingdom;

(xix) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably expected to involve any payments in excess of $100,000, (B) with a Governmental Authority or (C) that imposes any continuing material obligations on the Company Group (or PubCo or any of its Affiliates after the Closing); and

(xx) any other Contract not otherwise set forth on Section 3.10(a) of the Company Group Disclosure Schedules and that is material to the Company Group, taken as a whole.

(b) Except for any Material Contract that has been terminated in accordance with the terms of this Agreement or terminates upon the expiration of the stated term thereof prior to the Closing Date and except as would not reasonably be expected to, individually or in the aggregate, be material to the Company Group taken as a whole, each Material Contract is (i) in full force and effect, and (ii) a legal, valid and binding obligation of the applicable member of the Company Group party thereto, enforceable in accordance with its terms against the applicable member of the Company Group party thereto and, to the Company’s knowledge, the other parties thereto, in each case, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a Proceeding in equity or at Law (the “Enforceability Exceptions”). Except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, there is no breach or default by the Company Group or, to the Company’s knowledge, any third party under any Material Contract, and, to the Company’s knowledge, (A) no event has occurred which (with or without notice or lapse of time or both) would constitute a breach or default or would permit termination of, or a modification or acceleration thereof by any party to, such Material Contract and (B) no party to a Material Contract has claimed a force majeure with respect thereto. Except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, to the Company’s knowledge, within the past twelve (12) months, the Company Group has not received written notice of (i) material breach or material default under any Material Contract or (ii) the intention of any third party under any Material Contract to cancel, terminate or materially modify the terms of any such Material Contract or accelerate the obligations of the Company Group thereunder in any material respect.

Section 3.11  Company Group Benefit Plans.

(a) Since the Lookback Date, (i) each Company Group Benefit Plan subject to Laws outside the United States and each other Company Group Benefit Plan has been established, maintained, funded, operated and administered in accordance with its terms and applicable Laws in all material respects, and if intended to qualify for special tax treatment, meets all the requirements for such treatment; (ii) all employer and employee contributions to each Company Group Benefit Plan required by its terms or by applicable Law have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction; (iii) each Company Group Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) no claim or Proceeding is pending or, to the Company’s knowledge, threatened on behalf of or relating to a Company Group Benefit Plan (other than routine claims for benefits thereunder). No Company Group Benefit Plan is a defined benefit plan (as defined in ERISA), whether or not subject to ERISA. There are no unfunded or underfunded Liabilities with respect to any Company Group Benefit Plans.

(b) No Company Group Benefit Plan is and no member of the Company Group or any ERISA Affiliate sponsors, maintains, contributes to, has any obligation to contribute to, or has had in the past six (6) years any obligation to contribute to, or otherwise has any Liability under or with respect to any: (i) “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan; (iii) “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code; (iv) “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject thereto) or (v) “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Company Group Benefit Plan is intended to be qualified under Section 401(a) of the Code. No member of the Company Group has any Liability as a consequence of at any time being considered a single employer with any other Person under Section 414 of the Code.

(c) Neither the execution and delivery of this Agreement nor the consummation of the Transactions could result in (whether alone or in connection with any subsequent event) (i) the creation of any rights of any Person to payments or benefits or increases in any payments or benefits under any Company Group Benefit Plan, (ii) the acceleration of the time of payment, funding or vesting, or forfeiture, of any compensation or benefits to any Person under any Company Group Benefit Plan, (iii) any “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), (iv) any other material obligation of the Company Group or benefit (including loan forgiveness) to any Company Group service provider or former service provider, or (v) limiting the ability of the Company Group to terminate any Company Group Benefit Plan.

(d) No Tax penalties or additional Taxes have been imposed or would be reasonably expected to be imposed on any Company Group service provider, and no acceleration of Taxes has occurred or would be reasonably expected to occur with respect to any Company Group service provider, in each case as a result of a failure to comply with Section 409A of the Code with respect to any Company Group Benefit Plan. No member of the Company Group maintains any obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code.

(e) No Company Group Benefit Plan is a “nonqualified deferred compensation plan” subject to Section 409A of the Code. No amounts paid or payable by any member of the Company Group are subject to any Tax or penalty imposed under Section 457A of the Code.

(f) No member of the Company Group maintains, contributes to or is required to contribute to or has any material Liability to any Benefit Plan or arrangement which provides retiree health, medical, life or other welfare benefits, except as required by applicable Law.

Section 3.12  Labor Matters.

(a) The Company Group has provided to SPAC a true and complete list of all the Company Group’s employees as of August 31, 2025, including, unless prohibited from doing so under applicable Law, the following information for each employee: (i) primary work location, (ii) employing entity, (iii) job title, (iv) status as full-time or part-time, (vi) employment start date, (vii) current base wages, and (viii) immigration status. The Company Group has also provided to SPAC a true and complete list of individuals, workers and independent contractors as of August 31, 2025, who provide services to the Company Group including, unless prohibited from doing so under applicable Law, and either (I) the following information for each: (i) primary work location, (ii) the company that engages them, (iii) engagement start date, and (iv) current remuneration, or (II) a copy of the applicable services agreement.

(b) No member of the Company Group is a party to or bound by any Labor Agreement, and none of the Company Group’s employees are represented by any labor union, trade union, staff council, works council or labor organization. To the Company Group’s knowledge, there are no, and since the Lookback Date, there have not been any, pending or threatened activities or Proceedings by any labor union, trade union, staff council, works council, group of employees, or other labor organization to organize any of the Company Group’s employees. Since the Lookback Date, no labor union, trade union, staff council, works council, other labor organization, or group of employees of the Company Group has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Company’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no, and since the Lookback Date, there have been no pending or to the Company’s knowledge, threatened unfair labor practice charges, employment related investigations, disputes, audits, material labor grievances, labor arbitrations, strikes, lockouts, slowdowns, picketing, handbilling, work stoppages or other material labor disputes against or affecting the Company Group. With respect to the transactions contemplated by this Agreement, the Company Group has satisfied in all material respects any notice, consultation or bargaining obligations owed to its employees or its employees’ representatives under applicable Law, Labor Agreement, or other Contract.

(c) The Company Group is, and since the Lookback Date has been, in compliance in all material respects with all applicable Laws respecting employment, labor, and employment practices, including all such Laws relating to terms and conditions of employment, employment contracts, wages, hours, worker classification (including but not limited to exempt and non-exempt employees and of independent contractors), the provision and administration of meal and rest periods/breaks, immigration (including with respect to work authorization and the proper confirmation of employee visas), collective bargaining, discrimination, harassment, retaliation, whistleblowing, disability rights or benefits, equal opportunity, civil rights, employee trainings and notices, unemployment insurance, labor relations, background checks and screenings, privacy and biometric screening Laws, paid sick days and leave entitlements, compensation for work-made-for-hire and benefits, family and medical leave and other leaves of absence, safety and health, plant closures and layoffs (including any Laws relating thereto that require employee notice prior to such closures or layoffs (“Employee Notice Layoff Laws”)) or any similar state, local or foreign Laws, affirmative action, employment-related Taxes, and workers’ compensation. There are no and, since the Lookback Date, there have been no pending or threatened activities or Proceedings by any Governmental Authority involving Company Group’s material non-compliance with applicable Laws relating to employment, labor and employment practices.

(d) Except as would not be expected to be, individually or in the aggregate, material to the Company Group, since the Lookback Date, (i) each member of the Company Group has fully and timely paid all wages (including overtime wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation) and other statutory payments and contributions that have come due and payable to their current or former employees, workers and independent contractors under applicable Law, Contract or company policy, and (ii) each individual who is providing or has provided services to the Company Group and is or was classified as an (A) exempt employee or (B) independent contractor, consultant, leased employee, or other non-employee service provider is and has been properly classified and treated as such for all applicable purposes.

(e) Since the Lookback Date, the Company Group has promptly, thoroughly and impartially investigated all employment discrimination, retaliation, and sexual harassment allegations of which any member of the Company Group is or was aware in connection with employment of its employees. Since the Lookback Date, the Company Group has taken prompt corrective action that is reasonably calculated to prevent further improper action with respect to each such allegation with that the Company Group has determined has potential merit. No member of the Company Group has incurred, or reasonably expects to incur, any material Liability arising from any such allegations.

(f) To the Company Group’s knowledge, no current or former employee, worker or independent contractor of the Company Group is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation: (i) owed to the Company Group; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company Group.

(g) To the Company Group’s knowledge, no current employee of the Company Group with annualized compensation at or above $100,000, intends to terminate his or her employment prior to the one (1) year anniversary of the Closing.

(h) The Transactions will not entitle officers, directors, or employees of the Company Group to terminate their employment under any employment agreement.

(i) There are no cash incentive schemes or arrangements (including any commission, profit sharing or bonus scheme) establish by any member of the Company Group, any shareholder of the Company or any other person, in which any current or former officers, directors, employees or workers participate or has participated. No share, securities or options (or interests in any of them) have been issued, granted or transferred by the Company Group to any current, former or proposed officer, director, employee or worker of the Company Group, and there are no agreements, scheme or promises to make any sch issues, grants or transfers.

(j) Since the Lookback Date, each member of the Company Group has at all times complied in all material respects with their obligations to inform or consult with any labor union, trade union, staff council, works council, group of employees, or other labor organization (including any European or group works council), including any mandatory information or consultation, in connection with the Transactions.

Section 3.13  Taxes.

(a) All material Tax Returns required by Law to be filed by the Company Group have been timely filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects.

(b) All material amounts of Taxes due and owing by the Company Group have been paid, other than Taxes which are not yet due and payable or are being contested in good faith by appropriate Proceedings and for which reserves have been established in accordance with GAAP. Except as set forth on Section 3.13(b) of the Company Group Disclosure Schedules, no material tax liability is reasonably expected to arise in connection with the Pre-Closing Reorganization.

(c) Each member of the Company Group has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d) No written claim has been made by any Governmental Authority in a jurisdiction where either the Company Group does not file Tax Returns of a particular type that the Company Group is or may be subject to taxation of such type by, or required to file Tax Returns of such type in, such jurisdiction which claim has not been withdrawn or otherwise resolved.

(e) No member of the Company Group is a party to, or bound by, any Tax allocation, Tax sharing, Tax indemnification or similar agreement that will remain in effect after the Closing Date (other than (i) any agreement solely among members of the Company Group or (ii) customary provisions in agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).

(f) No member of the Company Group is engaged in any material audit, administrative Proceeding or judicial Proceeding with respect to a material amount of Taxes. No member of the Company Group has received any written notice from a Governmental Authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved.

(g) There are no Liens with respect to material Taxes on any of the assets of the Company Group, other than Permitted Liens.

(h) No member of the Company Group has any material liability for the Taxes of any Person (other than the Company Group) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case of clause (i), (ii) and (iii), for liabilities pursuant to commercial Contracts not primarily relating to Taxes) or customary financing arrangements.

(i) No member of the Company Group has taken any action (or permitted any action to be taken) or failed to take any action, nor is the Company Group aware of any fact, plan or circumstance, which action, failure to act, fact, plan or circumstance would reasonably be expected to prevent the Pre-Closing Reorganization, the Share Exchange and the Merger, from qualifying for the U.S. Intended Tax Treatment, in each case other than as contemplated by this Agreement or any other Transaction Document.

Section 3.14  Insurance. Section 3.14 of the Company Group Disclosure Schedules sets forth a true, correct and complete list of all material policies or programs of fire, liability, workers’ compensation, property, cyber, casualty and other forms of insurance owned or held by the Company Group. True, correct and complete copies or summaries of such insurance policies have been made available to SPAC. With respect to each such insurance policy required to be listed on Section 3.14 of the Company Group Disclosure Schedules, all such insurance policies are (i) legal, valid, binding, in full force and effect and are enforceable in accordance with its terms, and the consummation of the Transactions will not cause a cancellation or reduction in the coverage of such policies (ii) all premiums due and payable thereon have been paid in full, (iii) no member of the Company Group is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a material breach or default, or permit termination or modification, under the policy, and to the Company’s knowledge, no such action has been threatened, and (iv) no written notice of cancellation, termination, non-renewal, disallowance or reduction in coverage has been received other than in connection with ordinary renewals.

Section 3.15  Permits. Each member of the Company Group holds all Permits that are required to own, lease or operate its properties and assets and to conduct in all material respects its business as currently conducted (the “Material Permits”). (a) Each Material Permit is in full force and effect in accordance with its terms, (b) no unresolved written notice of any violation, revocation, cancellation or termination of any Material Permit has been received by the Company Group, (c) to the Company’s knowledge, none of the Material Permits upon their expiration in the ordinary course of business will not be renewed upon terms and conditions substantially similar to such Material Permit’s existing terms and conditions, (d) there are no pending or, to the Company’s knowledge, threatened, Proceedings that seek the revocation, cancellation, limitation, restriction or termination of any Material Permit and (e) each member of the Company Group is, and since the Lookback Date has been, in compliance with the terms of all the Material Permits, except where such suspension, Proceeding or cancellation would not reasonably be expected to have a Company Group Material Adverse Effect.

Section 3.16  Property.

(a) No member of the Company Group owns any real property.

(b) Section 3.16(b)(i) of the Company Group Disclosure Schedules lists the address of each Leased Real Property. The Company Group has made available to SPAC true, correct and complete copies of the Contracts (including all written modifications, amendments, restatements, amendments and restatements, guarantees, supplements, waivers, extensions, renewals, side letters and other written agreements with respect thereto) pursuant to which members of the Company Group use or occupy (or have been granted an option to use or occupy) or have rights with respect to the Leased Real Property or are otherwise a party with respect to the Leased Real Property (collectively, the “Leases”), and in the case of any oral Lease, a written summary of the material terms of such Lease. Section 3.16(b)(ii) of the Company Group Disclosure Schedules sets forth a true, correct, and complete list of all Leases, including, without limitation, all amendments, guaranties, rent deferments, and other modifications and agreements thereto. Except as set forth on Section 3.16(b)(iii) of the Company Group Disclosure Schedules, (1) each Lease is in full force and effect and is a valid, legal and binding obligation of the member of the Company Group, enforceable in accordance with its terms against such member of the Company Group (as applicable), and to the knowledge of the Company, each other party thereto, subject, in each case, to the Enforceability Exceptions, (2) the Company Group has a valid and subsisting leasehold estate in, and enjoys peaceful and materially undisturbed possession of, all Leased Real Property, subject only to Permitted Liens, (3) the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, any member of the Company Group, and (4) no party to a Lease has claimed a force majeure with respect thereto. Neither any member of the Company Group nor, to the knowledge of the Company, any other party under any Lease is in breach or default under any Lease and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default under any Lease by the Company Group, or permit an acceleration of rent under, or termination or modification of, such Lease. No member of the Company Group has subleased, licensed, or otherwise granted to any Person the right to use or occupy any Leased Real Property or any portion thereof. Within the past twelve (12) months, the Company Group has not received written notice of (i) material breach or material default under any Lease, or (ii) the intention of any third party under any Lease to cancel, terminate or materially modify the terms of any such Lease or accelerate the obligations of the Company Group thereunder, in each case, in any material respect.

(c) The Leased Real Property comprises all of the real property used or intended to be used in, or otherwise related to, the business of the Company Group, in all material respects.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, material to the Company Group, the tangible assets and properties of the Company Group are in good operating condition in all material respects (normal wear and tear excepted) and are fit, in all respects, for their current use, and no uninsurable damage has, since the Most Recent Balance Sheet, occurred with respect to such assets and properties. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, immediately after the Effective Time, the assets (which, for the avoidance of doubt, shall include Contracts, the Leases, and any assets held pursuant to valid leasehold interest, license or other similar interests or right to use any assets) of the Company Group will constitute all of the assets necessary to conduct the business of the Company Group immediately after the Closing in all respects as it is conducted on the date of this Agreement. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, the Company Group owns, leases, licenses or has the legal right to use or otherwise hold good, valid and enforceable title to all of the properties and assets, tangible or intangible, of the Company Group, as reflected on the Financial Statements (collectively, the “Company Group Assets”), except for immaterial Company Group Assets that have been sold or otherwise disposed of in the ordinary course of business.

Section 3.17  Intellectual Property; IT Security; Data Privacy.

(a) Section 3.17(a) of the Company Group Disclosure Schedules includes a complete and accurate list of Owned IP (along with the name of the applicable member of the Company Group, against each listed Intellectual Property, owning or purporting to own the same and where registered or sought to be registered with a relevant Governmental Authority, listing on Section 3.17(a) of the Company Group Disclosure Schedules, the application, registration, or application number, owner and jurisdiction of registration) (“Registered Intellectual Property”). All Registered Intellectual Property is subsisting and, to the Company’s knowledge, valid and enforceable. Any renewal, maintenance and other necessary filings and fees due and payable to any relevant Governmental Authority or Internet domain name registrar to maintain all Registered Intellectual Property in full force and effect have been timely submitted or paid in full. Section 3.17(a) of the Company Group Disclosure Schedules also includes an accurate list of Out Licensed IP, identifying the Out Licensed IP and the third party to whom the Out Licensed IP is licensed. To the knowledge of the Company Group, the parties are in material compliance with all material terms of all written agreements involving Out Licensed IP.

(b) The Company Group (i) solely and exclusively owns all rights, title and interest in and to all Owned IP, and (ii) has valid and enforceable rights to use, pursuant to a written license, sublicense, agreement or permission, all Licensed IP, in each case of (i) and (ii) (to the knowledge of Company Group), free and clear of all Liens (other than Permitted Liens). The Company Group is in material compliance with the material terms of all written agreements under which it has obtained rights in Licensed IP. To the Company Group’s knowledge, the Owned IP and Licensed IP collectively constitute all Intellectual Property used in or necessary for the conduct and operation of the business of the Company Group, as presently conducted; provided, however, that the foregoing is not a representation of non-infringement of Intellectual Property.

(c) None of the members of the Company Group, or the conduct of the business of the Company Group (i) is, to the Company’s knowledge, currently infringing upon, misappropriating, diluting or otherwise violating any Intellectual Property rights of any Person or (ii) has, since the Lookback Date, to the Company’s knowledge, infringed upon, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Person. Since the Lookback Date, no such member of the Company Group has received any written communication (including cease and desist letters), and no action has been instituted, settled or, to the Company’s knowledge, been threatened against the Company Group that (1) alleges any such infringement, violation, dilution or misappropriation, (2) invites the Company Group to take a license under any Intellectual Property of any Person in a manner that could reasonably be construed as a notice of infringement or (3) challenges the ownership, use, validity or enforceability of any Owned IP. To the Company Group’s knowledge, no Person is infringing upon, misappropriating, diluting or otherwise violating any Owned IP or any Licensed IP exclusively licensed to the Company Group, nor to the Company’s knowledge, has any Person, since the Lookback Date, infringed upon, misappropriated, diluted or otherwise violated any Owned IP or any material Licensed IP exclusively licensed to the Company Group. No such claims have been made in writing against any Person by any member of the Company Group since the Lookback Date.

(d) The Company Group has taken reasonable steps to maintain and protect all of the confidential information and trade secret Intellectual Property used in connection with the business of the Company Group, including of any Person to whom the Company Group has a confidentiality obligation with respect to such trade secrets or confidential information. To the knowledge of the Company Group, no trade secret or confidential information that is material to the business of the Company Group has been authorized by the Company Group to be disclosed (or, to the Company Group’s actual knowledge, has been disclosed) to any Person other than (i) pursuant to a written agreement adequately restricting the disclosure and use of such trade secret or confidential information or (ii) to a Person who otherwise has a duty to protect such trade secret or confidential information. To the Company Group’s knowledge, without having conducted any investigation, no current or former employee, consultant or contractor of the Company Group has been or is in breach of any such agreement.

(e) No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used to create, in whole or in part, any Owned IP.

(f) The Company Group owns or has a valid right to access and use pursuant to a written agreement all IT Systems in the manner in which they are currently accessed or used in the conduct of the businesses of the Company Group. The IT Systems (i) are to the knowledge of the Company adequate for and sufficient in all material respects for the operation of the businesses of the Company Group as currently conducted and (ii) to the Company Group’s knowledge, do not contain any Contaminants or effects that (A) materially and adversely disrupt the functionality of any IT Systems, except as disclosed in their documentation or (B) enable or assist any Person to access without authorization any IT Systems. To the knowledge of the Company Group, any licensors or third parties who Process any Personal Information on behalf of the Company Group, have taken commercially reasonable steps to maintain and safeguard the performance, confidentiality, security and internal and external integrity of the IT Systems, all Personal Information Processed by or for the Company Group, and the information (including Personal Information) that are Processed by the IT Systems. Since the Lookback Date, to the knowledge of the Company, there has not been any failure, breakdown, continued substandard performance, data loss, outage, unscheduled downtime or other adverse event affecting any IT Systems (including, to the Company’s knowledge, any security breach or unauthorized access to any IT Systems) that have been or could reasonably be expected to be material to the conduct and operation of the business of the Company Group, and there has not been any material disruption to any IT System. The Company Group has implemented reasonable back-up and disaster recovery arrangements in the event of a failure of the IT Systems.

(g) Neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby (either alone or in combination with any other event) will result in (i) the loss or impairment of, or any Lien on, any Owned IP or Licensed IP, in each case, pursuant to a Contract binding on a member of the Company Group, (ii) the grant, assignment or transfer to any Person of any license or other right or interest under, to or in any Owned IP or Licensed IP, (iii) the payment of any additional consideration to, or the reduction of any payments from, any Person with respect to any Owned IP or Licensed IP that is material to the Company Group or (iv) the breach of, or creation on behalf of any Person of the right to terminate or modify, any Contract binding on a member of the Company Group relating to any Owned IP or Licensed IP.

(h) The Company Group and, to the Company’s knowledge, any Person acting for or on behalf of the Company Group is, and has since the Lookback Date, been, in compliance in all material respects with all Data Security Requirements. Each member of the Company Group has implemented and maintained reasonable and appropriate policies, procedures and systems for receiving and appropriately responding to requests from individuals concerning their Personal Information. None of the public-facing privacy policies or notices of the Company Group has contained any material omissions or been misleading or deceptive. Since the Lookback Date, no member of the Company Group has received any written notice of any claims (including notice from third parties acting on its behalf) of or investigations or regulatory inquiries related to, or been charged with, the violation by the Company Group of any Data Security Requirements.

(i) Each member of the Company Group has (i) implemented and, since the Lookback Date, maintained reasonable and appropriate technical, physical and organizational safeguards to protect all Personal Information and other confidential data in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction, transfer or disclosure, and (ii) since the Lookback Date, taken reasonable steps to ensure that all third parties who process any Personal Information for or on behalf of the Company Group have taken reasonable steps to maintain the privacy and confidentiality of Personal Information and to protect and secure Personal Information from loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure. To the knowledge of the Company Group, any third party who has provided any Personal Information to the Company Group has done so in material compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required.

(j) Since the Lookback Date, to the knowledge to the Company Group, there have been no material breaches, security incidents, misuse of or unauthorized or unlawful Processing of any Personal Information in the possession or control of, or Processed by or on behalf of, the Company Group, and, the Company Group has not provided or been required to provide any notices to any Person in connection with any unlawful or unauthorized Processing of any Personal Information.

Section 3.18  Environmental Matters. Except as would not have a Company Group Material Adverse Effect:

(a) The Company Group is, and since the Lookback Date has been, in compliance in all material respects with all Environmental Laws applicable to it, which compliance includes obtaining, maintaining and complying with all Material Permits that are required under applicable Environmental Laws to own, lease or operate its properties and assets, to conduct its business and to construct any buildings on the Leased Real Property.

(b) No member of the Company Group has received any unresolved written notice of any violations of, or liabilities arising under, Environmental Laws, or alleging liability from exposure to Hazardous Materials.

(c) No member of the Company Group has caused or arranged for the release, spill, disposal or discharge of any Hazardous Materials at concentrations in excess of those permitted under any Environmental Laws.

(d) No member of the Company Group has been issued any unresolved Governmental Order arising under Environmental Laws or relating to Hazardous Materials, nor, to the Company’s knowledge, are they subject to any pending investigations relating to or in connection with any violation or alleged violation of Environmental Laws.

Section 3.19  Absence of Changes. Since December 31, 2024 and through the date of this Agreement, (a) no Company Group Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any other Transaction Document or in connection with the Transactions, the Company Group has (i) conducted their respective businesses in the ordinary course in all material respects and (ii) not taken any action that would require the consent of SPAC pursuant to Section 6.01(a), if such action had been taken after the date hereof, other than, in each case, any action required to be taken pursuant to any Transaction Document.

Section 3.20  Transactions with Affiliates. Except for the Contracts set forth on Section 3.20 of the Company Group Disclosure Schedules, there are no Contracts between (a) any member of the Company Group, on the one hand, and any (b) Company Group Related Party or, to the knowledge of the Company, any immediate family member of a Company Group Related Party, other than Contracts with respect to a Company Group Related Party’s employment with (including Company Group Benefit Plans and other ordinary course compensation from) the Company Group entered into in the ordinary course of business (all such Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.20 are referred to herein as “Company Group Related Party Contracts”). All Company Group Related Party Contracts set forth in Section 3.20 of the Company Group Disclosure Schedules have been entered in the ordinary course of business, on an arm’s length basis and in accordance with the applicable Laws.

Section 3.21  Brokers. Except as set forth on Section 3.21 of the Company Group Disclosure Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of the Company Group or any of its Affiliates for which the Company Group has any obligation.

Section 3.22  Franchise Matters.

(a) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole: (i) Each Franchise Agreement complies in all material respects, and the administration and relationship of such Franchise Agreement complies in all material respects with all applicable Laws, (ii) each Franchise Disclosure Document of the Franchise System that the Company or any of its Subsidiaries has used to offer or sell Franchises since the Lookback Date have contained all material information required by Franchise Laws and have otherwise been prepared and delivered to prospective Franchisees in compliance in all material respects with Franchise Laws, (iii) except as specifically set forth in a Franchise Agreement for a Franchised Location, neither the Company nor any of its Subsidiaries has granted any enforceable right of first refusal, option or other similar right or arrangement to a Franchisee or other Person to sign any Franchise Agreement, acquire any Franchise or obtain the right to operate in additional territories, (iv) there are no stop orders or other Proceedings in effect or, to the knowledge of the Company, threatened, that would prohibit or impede the Company’s or any of its Subsidiaries’ ability to offer or sell Franchises or enter into Franchise Agreements in any jurisdiction immediately following the Closing (except for any applications for registration in jurisdictions that require registration and where the Company or any of its Subsidiaries is not registered, and amendment filings and changes to any Franchise Disclosure Document of the Franchise System that might be required as a result of the Transactions), and (v) the Company and its Subsidiaries are (and have been at all times since the Lookback Date) in compliance in all material respects with Franchise Laws in connection with the offer or sale of Franchises.

(b) Section 3.24(b) of the Company Group Disclosure Schedules sets forth a true and complete list of the currently existing store locations operated by Franchisees pursuant to Franchise Agreements that are part of the Franchise System (each, a “Franchised Location”), indicating with respect to each Franchised Location, the name of the Franchisee, the address of the Franchised Location and the scheduled expiration date of the Franchise Agreement evidencing such Franchised Location. Each Franchise Agreement is in substantially the same form as the form of Franchise Agreement attached to the Franchise Disclosure Document of the Franchise System issued at the time such Franchise Agreement was signed. The Company has made available to SPAC all Franchise Agreements that are in effect as of the date of this Agreement.

(c) The execution, delivery and performance of this Agreement by the Company do not and will not result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Franchise Agreement or related document to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound.

Section 3.23  Information Supplied. None of the information supplied by, or on behalf of, the Company Group expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement, at (a) the time such information is filed, submitted or made publicly available (provided, if such information is revised by any subsequently filed amendment or supplement to the Registration Statement/Proxy Statement prior to the time the Registration Statement/Proxy Statement is declared effective by the SEC, this clause (a) shall solely refer to the time of such subsequent revision or supplement); (b) the time the Registration Statement/Proxy Statement is declared effective by the SEC; (c) the time the Registration Statement/Proxy Statement is first mailed to Pre-Closing SPAC Holders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company Group makes no representations or warranties as to the information contained in or omitted from the Registration Statement/Proxy Statement in reliance upon and in conformity with information furnished in writing to the Company Group by or on behalf of SPAC specifically for inclusion in the Registration Statement/Proxy Statement.

Article IV
Representations and Warranties RELATING TO SPAC

Except as set forth in (a) the SPAC Disclosure Schedules delivered by SPAC to the Company on the date hereof, the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer (but subject to the terms of Section 11.08) or (b) SPAC SEC Reports filed with the SEC (and publicly available) prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SPAC SEC Reports), excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements (it being acknowledged that nothing disclosed in such SPAC SEC Reports will be deemed to modify or qualify the SPAC Fundamental Representations), SPAC hereby represents and warrants to the Company, as follows:

Section 4.01  Corporate Organization. SPAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The copies of SPAC’s Governing Documents as in effect on the date of this Agreement previously made available by SPAC to the Company are true, correct and complete, are in full force and effect. SPAC has the requisite corporate or other entity power and authority to own, operate and lease its properties, rights and assets and to conduct its business as presently conducted. SPAC is duly licensed or qualified in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except as would not have a SPAC Material Adverse Effect.

Section 4.02  Due Authorization. SPAC has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which SPAC is or will be a party and (subject to the approvals described in Section 4.03), upon receipt of the Required SPAC Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. Subject to obtaining the Required SPAC Stockholder Approval at the Special Meeting, the execution and delivery of this Agreement, the other Transaction Documents to which SPAC is or will be a party and the consummation of the Transactions have been (or, in the case of any other Transaction Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of SPAC. This Agreement has been, and each other Transaction Document to which SPAC is or will be a party upon execution thereof, duly and validly executed and delivered by SPAC and constitutes or shall constitute, upon execution thereof, as applicable, assuming due power and authority of, and due execution and delivery by the Company and each other party hereto and thereto, a valid, legal and binding agreement of SPAC (assuming this Agreement has been and the other Transaction Documents to which SPAC is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against SPAC in accordance with their terms, subject to the Enforceability Exceptions.

Section 4.03  Consents and Requisite Government Approvals; No Violations.

(a) No action by, notice, consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of SPAC with respect to SPAC’s execution, delivery or performance of its obligations under this Agreement or the other Transaction Documents to which it is or will be party or the consummation of the Transactions, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the other Transaction Documents or the Transactions, (iii) such filings with and approvals of the applicable Stock Exchange to permit shares of PubCo Common Stock or PubCo Private Warrants to be issued in accordance with this Agreement to be listed on such Stock Exchange, (iv) the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL or (v) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions.

(b) Subject to the receipt of the Required SPAC Stockholder Approval, neither the execution, delivery or performance by SPAC of this Agreement nor the other Transaction Documents to which SPAC is or will be a party nor the consummation by SPAC of the Transactions shall directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of SPAC’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which SPAC is a party or by which SPAC or any of its properties or assets are bound, (iii) assuming compliance with the matters referred to in Section 4.03(a), violate, or constitute a breach under, any Governmental Order or Law applicable to SPAC or any of its properties or assets or (iv) result in the creation of any Lien upon any of the assets or properties of SPAC (other than any Permitted Liens) of SPAC, except in the case of clauses (ii) and (iv) above, as would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions.

Section 4.04  Capitalization.

(a) The authorized capital stock of SPAC consists of: (i) 1,000,000 shares of SPAC preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding as of the date of this Agreement; (ii) 110,000,000 shares of common stock, consisting of 100,000,000 SPAC Class A Shares and 10,000,000 SPAC Class B Shares, of which (A) 3,892,381 SPAC Class A Shares are issued and outstanding as of the date of this Agreement and 10,000 SPAC Class B Shares are issued and outstanding as of the date of this Agreement (B) 7,470,000 SPAC Private Warrants are issued and outstanding as of the date of this Agreement and (C) 11,500,000 SPAC Rights are issued and outstanding. All outstanding Equity Securities of SPAC have been duly authorized and validly issued. Such Equity Securities (i) were issued in compliance in all material respects with applicable Law, (ii) were not issued in violation of the Governing Documents of SPAC and (iii) were not issued in breach or violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any applicable Law, SPAC’s Governing Documents or any Contract to which SPAC is a party or is otherwise bound. Except (I) for this Agreement, (II) the other Transaction Documents and the Transactions, (III) as set forth in SPAC’s Governing Documents, (IV) the SPAC Private Warrants, (V) the SPAC Rights and (VI) any SPAC Loans, there are no outstanding (x) equity appreciation, phantom equity, profit participation rights or (y) options, restricted stock, restricted stock units, performance stock units, phantom stock/share, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts to which SPAC is a party or by which SPAC is bound obligating SPAC to issue, deliver, sell, or cause to be issued, delivered or sold, any shares of capital stock of, other equity interests in or debt securities of, SPAC.

(b) SPAC has no Subsidiaries and does not own, directly or indirectly, any Equity Securities in any Person.

Section 4.05  Trust Account; SPAC Funds.

(a) As of September 12, 2025, the Trust Account had a balance of $8,471,178.00, maintained by Continental Stock Transfer & Trust Company, a New York limited purpose trust company, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated June 13, 2023, between SPAC and the Trustee (the “Trust Agreement”). Such monies are invested solely in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms (subject to the Enforceability Exceptions) and has not been amended or modified. SPAC has complied in all material respects with the terms of the Trust Agreement and is not in material breach thereof or material default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a material breach or material default SPAC or, to the knowledge of SPAC, by the Trustee. There are no separate contracts, agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) between SPAC and the Trustee that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than the underwriters of the IPO, Public Stockholders who shall have elected to redeem their SPAC Class A Shares pursuant to SPAC Governing Documents (or in connection with an extension of SPAC’s deadline to consummate a Business Combination) or Governmental Authorities for Taxes) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except as described in the Trust Agreement and the IPO Prospectus. There are no Proceedings pending or, to the knowledge of SPAC, threatened with respect to the Trust Account.

(b) As of the date hereof, the SPAC has raised $2,499,999.96 of immediately available funds to the Company in accordance with Section 8.12.

Section 4.06  SEC Filings. SPAC has timely filed or furnished all required registration statements, forms, reports, schedules and other documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing through the date of this Agreement, the “SPAC SEC Reports”), and, as of the Closing, shall have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement/Proxy Statement, the “Additional SPAC SEC Reports”). All SPAC SEC Reports, Additional SPAC SEC Reports, any correspondence from or to the SEC or the Current Stock Exchange (other than such correspondence in connection with the initial public offering of SPAC) and all certifications and statements required by (i) Rule 13a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing are, or will be, as applicable, available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction. The SPAC SEC Reports were, and the Additional SPAC SEC Reports will be, prepared in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The SPAC SEC Reports did not, and the Additional SPAC SEC Reports will not, as of their respective dates of filing with the SEC (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were or will be made, not misleading (for purposes of the Additional SPAC SEC Reports, assuming that the representation and warranty set forth in Section 3.23 is true and correct in all respects with respect to all information supplied by or on behalf of the Company Group expressly for inclusion or incorporation by reference therein). There no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports.

Section 4.07  Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act), which are, to SPAC’s knowledge, sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s Financial Statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures as required under Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC.

(b) SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since its initial public offering through the date of this Agreement, except as set forth in Section 4.07(c) of the SPAC Disclosure Schedules, SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of the Current Stock Exchange. As of the date of this Agreement, (i) the SPAC Class A Shares and SPAC Rights are registered pursuant to Section 12(b) of the Exchange Act, and (ii) the SPAC Class A Shares and SPAC Rights are listed for trading on the Current Stock Exchange. There is no Proceeding pending or, to SPAC’s knowledge, threatened against SPAC by the Current Stock Exchange or the SEC with respect to any intention by such entity to deregister the SPAC Class A Shares or SPAC Rights, or prohibit or terminate the listing of SPAC Class A Shares or SPAC Rights on the Current Stock Exchange. SPAC has not taken any action that is designed to terminate the registration of SPAC Class A Shares or SPAC Rights under the Exchange Act.

(d) The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SPAC SEC Reports (the “SPAC Financial Statements”) (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s and its Subsidiaries’ assets. SPAC maintains and, for all periods covered by the SPAC Financial Statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SPAC in all material respects.

(f) Since its incorporation, neither SPAC (including any employee thereof) nor SPAC’s independent auditors have identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by SPAC; (ii) any fraud, whether or not material, that involves SPAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by SPAC; or (iii) any claim or allegation regarding any of the foregoing.

(g) Except as set forth in Section 4.07(g) of the SPAC Disclosure Schedules, there are no outstanding bonds, debentures, notes or other Indebtedness of SPAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the holders of the Equity Securities of SPAC may vote. Section 4.07(g) of the SPAC Disclosure Schedules sets forth a list of all Indebtedness of SPAC for borrowed money, including, as applicable, the principal amount of such Indebtedness and the debtor and the creditor thereof, as applicable.

Section 4.08 No Undisclosed Liabilities. Except for the Liabilities (a) set forth or disclosed in the SPAC Financial Statements included in the SPAC SEC Reports, (b) that are SPAC Transaction Expenses or that are or were otherwise incurred in connection with the negotiation, preparation or execution of this Agreement or any other Transaction Document, the performance of its covenants or agreements in this Agreement or any other Transaction Document or the consummation of the Transactions or (c) that have arisen since the date of SPAC’s most recent consolidated balance sheets (and the notes thereto) included in the SPAC SEC Reports, the SPAC does not have any Liabilities that are required by GAAP to be set forth on a consolidated balance sheet of SPAC, whether or not accrued, contingent or otherwise.

Section 4.09  Litigation. There is no Proceeding pending or, to SPAC’s knowledge, threatened against or involving SPAC that, if adversely decided or resolved, would have a SPAC Material Adverse Effect. Neither SPAC nor any of its properties or assets is subject to any material Governmental Order. There are no material Proceedings by SPAC pending against any other Person.

Section 4.10  Compliance with Laws. SPAC (i) is (and since its incorporation has been) in compliance with all applicable Laws, except as would not reasonably be expected to be, individually or in the aggregate, material to SPAC and (ii) has not received any written communications from a Governmental Authority that alleges that the SPAC is not in compliance with any such Laws in all material respects.

Section 4.11  Material Contracts.

(a) Other than this Agreement, the Transaction Documents and any Contracts related to SPAC Transaction Expenses, there are no Contracts to which SPAC is a party or by which any of its properties or assets may be bound, subject or affected, which creates or imposes a Liability greater than $100,000 (each, a “SPAC Material Contract”).

(b) With respect to each SPAC Material Contract: (i) such SPAC Material Contract was entered into at arms’ length and in the ordinary course of business, (ii) the SPAC Material Contract is legal, valid, binding and enforceable in all material respects against SPAC and, to the knowledge of SPAC, the other parties thereto, and is in full force and effect; (iii) SPAC is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by SPAC, or permit termination or acceleration by the other party, under such SPAC Material Contract; and (iv) to the knowledge of SPAC, no other party to any SPAC Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by SPAC under any SPAC Material Contract.

Section 4.12  Business Activities.

(a) Since its incorporation, SPAC has not conducted any business activities other than activities related to SPAC’s initial public offering, existence as a public company, or directed toward the accomplishment of a business combination. Except as set forth in the SPAC Governing Documents, there is no Contract or Governmental Order binding upon the SPAC Party or to which the SPAC is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing).

(b) SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(c) SPAC does not own or lease any real property or material personal property.

Section 4.13  Employee Benefit Plans. SPAC has not ever had any employees. SPAC does not maintain, sponsor or contribute to, any Benefit Plan or employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) or any other plan, policy, program, arrangement or agreement that provides compensation and/or benefits to any current or former employee, officer, director or individual independent contractor thereof (“SPAC Benefit Plans”), nor does SPAC have any obligation or commitment to create or adopt any such SPAC Benefit Plan, except as provided in Section 9.04(b) hereof. SPAC, and its ERISA Affiliates do not sponsor, maintain, contribute to, or have any obligation to contribute to, or have had in the past six (6) years any obligation to contribute to, or otherwise have any Liability under or with respect to any: (i) “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan; (iii) “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code; (iv) “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject thereto) or (v) “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

Section 4.14  Taxes.

(a) All material Tax Returns required by Law to be filed by SPAC have been timely filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects.

(b) All material amounts of Taxes due and owing by SPAC have been paid, other than Taxes which are not yet due and payable or are being contested in good faith by appropriate Proceedings and for which reserves have been established in accordance with GAAP.

(c) SPAC has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority and (iii) complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d) No written claim has been made by any Governmental Authority in a jurisdiction where SPAC does not file Tax Returns of a particular type that SPAC is or may be subject to taxation of such type by, or required to file Tax Returns of such type in, such jurisdiction which claim has not been withdrawn or otherwise resolved.

(e) SPAC is not a party to, or bound by, any Tax allocation, Tax sharing, Tax indemnification or similar agreement that will remain in effect after the Closing Date (other than customary provisions in agreements the primary purpose of which does not relate to Taxes).

(f) SPAC is not engaged in any material audit, administrative Proceeding or judicial Proceeding with respect to a material amount of Taxes. SPAC has not received any written notice from a Governmental Authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved.

(g) There are no Liens with respect to material Taxes on any of the assets of SPAC, other than Permitted Liens.

(h) SPAC does not have any material liability for the Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case of clause (i), (ii) and (iii), for liabilities pursuant to commercial Contracts not primarily relating to Taxes or customary financing arrangements).

(i) SPAC has not taken any action (or permitted any action to be taken) or failed to take any action, nor is SPAC aware of any fact, plan or circumstance, which action, failure to act, fact, plan or circumstance would reasonably be expected to prevent the Pre-Closing Reorganization, the Share Exchange the Merger from qualifying for the U.S. Intended Tax Treatment, in each case other than as contemplated by this Agreement or any other Transaction Document.

Section 4.15 Absence of Changes. Since December 31, 2024 and through the date of this Agreement, (a) there has not been any event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect and (b) except as expressly contemplated by this Agreement, any other Transaction Document or in connection with the Transactions, SPAC has conducted its business in the ordinary course in all material respects.

Section 4.16 Transactions with Affiliates. Except for the Contracts set forth on Section 4.16 the SPAC Disclosure Schedules, there are no Contracts between (a) SPAC, on the one hand, and any (b) current or former officer, director, employee, partner, member, manager, beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of SPAC, any Affiliate of SPAC or, to the knowledge of the SPAC, any immediate family member of the foregoing Persons, on the other hand.

Section 4.17 Investment Company Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a Person subject to registration and regulation as an “investment company,” in each case, within the meaning of the Investment Company Act of 1940.

Section 4.18 SPAC Recommendation. The SPAC Board has, at a meeting duly called and held at which all directors of SPAC were present, duly and unanimously adopted resolutions (a) determining that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and in the best interests of, SPAC and the holders of SPAC Shares, (b) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, (c) directing that this Agreement be submitted to the holders of SPAC Shares for their adoption and (d) resolving to make the SPAC Recommendation, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

Section 4.19 Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of SPAC for which SPAC has any obligation.

Section 4.20 Information Supplied. None of the information supplied or to be supplied by, or on behalf of, SPAC expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement, at (a) the time such information is filed, submitted or made publicly available (provided, if such information is revised by any subsequently filed amendment or supplement to the Registration Statement/Proxy Statement prior to the time the Registration Statement/Proxy Statement is declared effective by the SEC, this clause (a) shall solely refer to the time of such subsequent revision or supplement); (b) the time the Registration Statement/Proxy Statement is declared effective by the SEC; (c) the time the Registration Statement/Proxy Statement included is first mailed to SPAC stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that SPAC makes no representations or warranties as to the information contained in or omitted from the Registration Statement/Proxy Statement in reliance upon and in conformity with information furnished in writing to SPAC by or on behalf of the Company Group specifically for inclusion in the Registration Statement/Proxy Statement.

Article V
Representations and WARRANTIES OF PubCo

PubCo hereby represents and warrants to SPAC, as follows:

Section 5.01  Corporate Organization. PubCo is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The copies of PubCo’s Governing Documents and Merger Sub’s Governing Documents as in effect on the date of this Agreement previously made available by PubCo to SPAC and the Company are true, correct and complete, are in full force and effect and have not been amended. Each of PubCo and Merger Sub has the requisite corporate or other entity power and authority to own, operate and lease its properties, rights and assets and to conduct its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to be, individually or in the aggregate, material to PubCo or SPAC, as applicable.

Section 5.02  Due Authorization. Each of PubCo and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party or will be a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. Subject to the filing and effectiveness of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary corporate (or other similar) action on the part of each of PubCo and Merger Sub and no other action on the part of any of PubCo or Merger Sub is necessary to authorize this Agreement or such other Transaction Documents or performance by PubCo or Merger Sub hereunder or thereunder. This Agreement has been, and each other Transaction Document to which any of PubCo or Merger Sub will be party, shall be, duly and validly executed and delivered by PubCo or Merger Sub, respectively, and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such other Transaction Document to which PubCo or Merger Sub, as applicable, will be party, shall constitute a legal, valid and binding obligation of PubCo or Merger Sub, as applicable, enforceable against PubCo or Merger Sub, as applicable, in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.03  Consents and Requisite Government Approvals; No Violations

(a) No action by, notice, consent, approval, waiver or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of any member of PubCo or Merger Sub with respect to the execution, delivery or performance by any of PubCo or Merger Sub of its obligations under this Agreement or the other Transaction Documents to which it is or will be party or the consummation of the Transactions, except for (i) compliance with and filings under the HSR Act or under any applicable Foreign Antitrust Laws, (ii) the filing with the SEC of (A) the Registration Statement/Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the other Transaction Documents or the Transactions, (iii) such filings with and approvals of the applicable Stock Exchange to permit shares of PubCo Common Stock to be issued in accordance with this Agreement to be listed on such Stock Exchange, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or (v) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions.

(b) Neither the execution nor delivery of this Agreement or any other Transaction Document to which PubCo or Merger Sub is or will be a party, the performance by the PubCo or Merger Sub of its obligations hereunder or thereunder or the consummation of the Transactions shall, directly or indirectly (with or without due notice or lapse of time or both), (i) result in a violation or breach of any provision of the Governing Documents of any member of PubCo or Merger Sub, (ii) assuming compliance with the matters referred to in Section 5.03(a), result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (x) any material Contract to which PubCo or Merger Sub is a party; (y) any material Permits held by PubCo or Merger Sub; or (z) any material Leases that PubCo or Merger Sub is a party or by which any of them or any of their respective assets or properties may be bound or affected, (iii) result in the creation of any Lien upon any of the properties, equity interests or assets of PubCo or Merger Sub (other than any Permitted Lien) or (iv) violate, or constitute a breach under, any Governmental Order or applicable Law to which PubCo or Merger Sub and any of their respective properties or assets are subject or bound, except in the case of any of clauses (ii) through (iv) above, as would not reasonably be expected to (A) be, individually or in the aggregate, material to PubCo or Merger Sub, or (B) prevent, materially delay or materially impair the consummation of the Transactions.

Section 5.04  Capitalization.

(a) As of the date hereof, the authorized capital stock of PubCo consists of 100 shares of common stock, of which 100 shares are issued and outstanding. The authorized capital stock of Merger Sub consists of 100 shares of common stock, of which 100 shares of common stock are issued and outstanding.

(b) All outstanding Equity Securities of PubCo have been, and all of the Equity Securities of PubCo issued in connection with the consummation of the Transactions will be, duly authorized and validly issued. All outstanding Equity Securities of PubCo and Merger Sub (i) were issued in compliance in all material respects with applicable Law, (ii) were not issued in violation of the Governing Documents of PubCo or Merger Sub and (iii) were not issued in breach or violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any applicable Law, PubCo’s Governing Documents, Merger Sub’s Governing Documents or any Contract to which PubCo or Merger Sub is a party or is otherwise bound. Except (I) for this Agreement, (II) the other Transaction Documents and the Transactions or (III) as set forth in PubCo’s Governing Documents or Merger Sub’s Governing Documents, there are no outstanding (x) equity appreciation, phantom equity, profit participation rights or (y) options, restricted stock, restricted stock units, performance stock units, phantom stock/share, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts to which PubCo or Merger Sub is a party or by which PubCo or Merger Sub is bound obligating PubCo or Merger Sub to issue, deliver, sell, or cause to be issued, delivered or sold, any shares of capital stock of, other equity interests in or debt securities of, PubCo or Merger Sub.

Section 5.05  Merger Shares and Exchange Shares.

(a) All Merger Shares to be issued and delivered in accordance with Article II shall be, (i) upon issuance and delivery of such Merger Shares, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens, and (ii) upon issuance and delivery of such Merger Shares, each holder thereof shall have good and valid title thereto, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the provisions of this Agreement and any Liens (incurred by the holder thereof, and (iii) the issuance and sale of such Merger Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

(b) All Exchange Shares to be issued and delivered in accordance with Article II to the Sellers shall be, (i) upon issuance and delivery of such Exchange Shares, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens, and (ii) upon issuance and delivery of such Exchange Shares each Seller shall have good and valid title to its portion of such Exchange Shares, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the Lock-Up Agreements, the provisions of this Agreement and any Liens incurred by the Sellers, and (iii) the issuance and sale of such Exchange Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

Section 5.06  PubCo and Merger Sub Activities. Since their formation, PubCo and Merger Sub have not engaged in any business activities other than as contemplated by this Agreement and have no assets or Liabilities except those incurred in connection with this Agreement and the Transaction Documents to which they are a party and the Transactions, and other than their respective Governing Documents, this Agreement, the Transaction Documents to which they are a party and the other agreements contemplated by this Agreement, PubCo and Merger Sub are not party to or bound by any Contract.

Section 5.07  Investment Company Act; JOBS Act. Neither PubCo nor Merger Sub is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act. PubCo constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.08  Finders and Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of PubCo or Merger Sub for which PubCo or Merger Sub has any obligation.

Section 5.09  Information Supplied. None of the information supplied or to be supplied by, or on behalf of, PubCo or Merger Sub expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement/Proxy Statement, at (a) the time such information is filed, submitted or made publicly available (provided, if such information is revised by any subsequently filed amendment or supplement to the Registration Statement/Proxy Statement prior to the time the Registration Statement/Proxy Statement is declared effective by the SEC, this clause (a) shall solely refer to the time of such subsequent revision or supplement); (b) the time the Registration Statement/Proxy Statement is declared effective by the SEC; (c) the time the Registration Statement/Proxy Statement included is first mailed to SPAC stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that neither PubCo nor Merger Sub makes any representation or warranty as to the information contained in or omitted from the Registration Statement/Proxy Statement in reliance upon and in conformity with information furnished in writing to PubCo or Merger Sub by or on behalf of SPAC or the Company specifically for inclusion in the Registration Statement/Proxy Statement.

Article VI
Covenants of the Company Group AND PUBCO

Section 6.01  Conduct of Business of the Company Group During the Interim Period.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company Group shall (i) conduct and operate the business of the Company Group in the ordinary course of business and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the assets, material business relations, current business organization and ongoing business of the Company Group, taken as a whole, in each case, except as otherwise contemplated by and in accordance with this Agreement or any other Transaction Document, including, for the avoidance of doubt, with respect to the Pre-Closing Reorganization, as required by applicable Law, as set forth on Section 6.01(a) of the Company Group Disclosure Schedules, or as consented to in writing by SPAC (such consent not to be unreasonably withheld, conditioned or delayed). Any actions permitted under, and taken in compliance with Section 6.01(b) shall not be deemed a breach of any other covenant or agreement of the Company contained in this Agreement.

(b) Without limiting the generality of the foregoing, except as otherwise contemplated by and in accordance with this Agreement or any other Transaction Document, including, for the avoidance of doubt, with respect to the Transaction Financing and the Pre-Closing Reorganization, as required by applicable Law, as set forth on Section 6.01(b) of the Company Group Disclosure Schedules, or as consented to in writing by SPAC (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, the Company Group shall not, do any of the following:

(i) (A) merge, consolidate, combine or amalgamate any member of the Company Group with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a majority of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(ii) (A) authorize for issuance, issue, sell, dispose of or deliver any additional Equity Securities of any member of the Company Group, or adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any of the Equity Securities of any member of the Company Group, other than for (1) issuances of Equity Securities to satisfy NASDAQ listing requirements (2) secondary sales of Equity Securities or (B) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities of any member of the Company Group, except to the extent that the Company has received net cash proceeds of more than $20,000,000 in Transaction Financing pursuant to Section 8.03(a), an amount of repurchases, redemptions or acquisitions that are for an amount that is less than $40,000,000, in the aggregate; provided that, the initial $20,000,000 of net cash proceeds received by the Company pursuant to Section 8.03(a) may not be used for purposes of this exception;

(iii) adopt any amendments, supplements, restatements or modifications to the Governing Documents of any member of the Company Group;

(iv) (A) make, declare or pay any dividend or distribution (whether in cash, stock or property) to any Person (other than another member of the Company Group), or (B) transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien (other than Permitted Liens), (1) any Equity Securities of any member of the Company Group or (2) any options, warrants, stock units, rights of conversion or other rights, agreements, arrangements or commitments obligating any member of the Company Group to issue, deliver or sell any Equity Securities of any member of the Company Group, in each case, except in the ordinary course of business or as may be permitted by any Contract or Benefit Plan in effect as of the date hereof;

(v) (A) issue or sell any debt securities or rights to acquire any debt securities of any member of the Company Group or guarantee any debt securities of another Person, in each case, for an amount in excess of $1,000,000 in the aggregate, or (B) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness for an amount in excess of $1,000,000 in the aggregate, other than ordinary course trade payables that are not past due;

(vi) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, make any material change in its existing borrowing or lending arrangements relating to such loans, advances, capital contributions or investments for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person, other than (A) to or with respect to employees in the ordinary course of business and (B) loans solely between or among any members of the Company Group;

(vii) (A) sell, transfer, assign, abandon, lease, sublease, license, sublicense or convey or otherwise dispose of any material assets (excluding Intellectual Property), properties or business of any member of the Company Group (which shall, in all events, include all Leased Real Property), other than for sales of inventory, obsolete equipment or in the ordinary course of business or (B) create, subject or incur any Lien on any material assets, properties or business of any member of the Company Group (other than a Permitted Lien or in connection with the incurrence of Indebtedness otherwise permitted by this Section 6.01(a));

(viii) (A) transfer, sell, assign, abandon, license or sublicense (other than grant non-exclusive licenses in the ordinary course of business), let expire (other than expiration of Intellectual Property rights in accordance with its maximum statutory term) or otherwise dispose of any Intellectual Property or (B) disclose any trade secrets (other than pursuant to a written confidentiality agreement entered into in the ordinary course of business);

(ix) other than in the ordinary course of business, (A) materially amend, modify or terminate, or waive or release any material rights, claims or benefits under, any Material Contract or Franchise Agreement (excluding, for the avoidance of doubt, any expiration of any Material Contract pursuant to its terms, any extension or renewal of any Material Contract or entering into additional work or purchase orders pursuant to, and in accordance with the terms of, any Material Contract) or (B) enter into any Contract that would constitute a Material Contract had it been entered into prior to the date of this Agreement;

(x) except as required under the terms of any Contract, Company Group Benefit Plan or applicable Law, (A) materially amend or modify, adopt, enter into, establish or terminate any Company Group Benefit Plan or any benefit or compensation plan, policy, program, agreement, arrangement or Contract that would be a material Company Group Benefit Plan if in effect as of the date hereof, (B) materially increase or agree to materially increase the compensation or benefits payable to any current or former director, manager, officer, individual service provider or employee with annual base compensation exceeding $200,000 (in each case, other than in the ordinary course of business), (C) enter into any employment agreements, offer letters, or consulting Contracts, unless such Contracts are “at-will” or do not provide severance benefits greater than six (6) months of compensation, or if applicable, beyond the severance benefits required by applicable Law, (D) grant any change in control, retention, or transaction bonuses, (E) forgive any loans to a service provider of the Company Group, (F) take any action to accelerate any payment, right to payment or benefit, vesting of any right to payment or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee or other individual service provider of the Company Group, or (G) issue, grant, modify, supplement or promise to grant, modify or supplement any Equity Securities to any current or former employee, director or other individual service provider;

(xi) (A) waive, release, compromise, settle or satisfy any pending or threatened Proceeding or (B) enter into any settlement, conciliation or similar Contract, in each case of clauses (A) and (B), the performance of which would involve the payment by any member of the Company Group, in each case, in excess of $200,000, or that imposes, or by its terms shall impose at any point in the future, any material, non-monetary obligations on any member of the Company Group;

(xii) negotiate, modify, extend, terminate, or enter into any Labor Agreement or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company Group;

(xiii) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, or other such actions that could implicate any Employee Notice Layoff Laws;

(xiv) hire, engage, terminate (without cause), furlough, or temporarily layoff any employee or individual service provider with annual base compensation in excess of $200,000;

(xv) materially waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(xvi) make any capital expenditures (or commit to make any capital expenditures) in excess of $200,000 (individually for any project (or set of related projects) or $500,000 in the aggregate)

(xvii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any member of the Company Group;

(xviii) enter into, renew or amend in any material respect any Company Group Related Party Contract;

(xix) amend, modify, extend, renew or terminate any material Lease, or enter into any new material lease, sublease, license or other agreement for the use or occupancy of any real property;

(xx) establish any Subsidiary or enter into any material new line of business outside of the business currently conducted by the Company Group as of the date of this Agreement;

(xxi) make, change or rescind any material election relating to Taxes; settle any Proceeding relating to material Taxes other than in the ordinary course of business; file any amended material Tax Return; waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued or in respect of any material Tax attribute that would give rise to any claim or assessment of Taxes of or with respect to the Company Group (other than in the ordinary course of business); or enter into any written agreement regarding material Taxes with any Governmental Authority;

(xxii) knowingly take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent the Pre-Closing Reorganization, the Share Exchange and the Merger, from qualifying for the U.S. Intended Tax Treatment;

(xxiii) fail to use commercially reasonable efforts to keep in force material insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xxiv) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice

(xxv) take any action that would reasonably be expected to, and that does, significantly delay or impair the obtaining of any consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xxvi) enter into any Contract to take, or cause to be taken, or resolve to take, any of the actions set forth in this Section 6.01(b).

(c) Notwithstanding anything in this Agreement to the contrary, nothing set forth in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of any member of the Company Group during the Interim Period.

Section 6.02  Trust Account Waiver. Each of PubCo, the Company and Merger Sub understands that SPAC has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by the SPAC’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public stockholders (including overallotment shares acquired by SPAC’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, SPAC may disburse monies from the Trust Account only in the limited circumstances set for in the Trust Agreement, as follows: (a) to the Public Stockholders in the event they elect to redeem their SPAC Class A Shares in connection with (i) the consummation of its initial business combination (“Business Combination”), (ii) an amendment to SPAC’s Governing Documents to extend SPAC’s deadline to consummate a Business Combination or (iii) an amendment to other provisions of SPAC’s Governing Documents relating to Public Stockholders’ rights or pre-Business Combination activity, (b) to the Public Stockholders if SPAC fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, subject to extension by an amendment to SPAC’s Governing Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, (i) to pay any franchise and income taxes and (ii) up to $100,000 in dissolution expenses, and (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of PubCo, the Company and Merger Sub hereby agree on behalf of themselves and their respective Affiliates that, notwithstanding anything to the contrary in this Agreement, none of PubCo, the Company or Merger Sub nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or will make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and PubCo, the Company or Merger Sub or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to herein as, the “Released Claims”). Each of PubCo, the Company and Merger Sub, on behalf of themselves and their respective Affiliates, hereby irrevocably waive any Released Claims that any such Party or any of their respective Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). Each of PubCo, the Company and Merger Sub agree and acknowledge that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its Affiliates to induce SPAC to enter in this Agreement, and each of PubCo, the Company and Merger Sub further intend and understand such waiver to be valid, binding and enforceable against such Party and each of their respective Affiliates under applicable Law. To the extent that PubCo, the Company or Merger Sub or any of their respective Affiliates commence any Action based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC or its Representatives, each of PubCo, the Company and Merger Sub hereby acknowledge and agree that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. This Section 6.02 shall survive termination of this Agreement for any reason and continue indefinitely.

Section 6.03  Financial Information.

(a) The Company shall deliver the audited financial statements of the Company Group as of and for each of the twelve (12) months ended December 31, 2023 (the “2023 Company Group PCAOB Audited Financial Statements”) and December 31, 2024 (the “2024 Company Group PCAOB Audited Financial Statements” and together with the 2023 Group Audited Financial Statements, the “Company Group PCAOB Audited Financial Statements”), consisting of the audited balance sheet of the Company as of December 31, 2023 and December 31, 2024, and the related audited income statement, changes in members’ equity and statement of cash flows for the twelve (12) months then ended, and the related notes thereto, audited by a PCAOB qualified auditor in accordance with PCAOB auditing standards and the unaudited financial statements of the Company Group and its Subsidiaries as of and for the six (6) months ended June 30, 2025 (the “Six-Month Interim Unaudited Financial Statements” and together with the Company Group PCAOB Audited Financial Statements and the Financial Statements, the “Closing Company Group Financial Statements”) to SPAC as soon as practicable after the date of this Agreement but no later than 30 days following the date of this Agreement (the “Audit Delivery Date”). The Closing Company Group Financial Statements (i) shall be prepared in accordance with GAAP, applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be, individually or in the aggregate, material) and the absence of notes thereto), (ii) shall fairly present, in all material respects, the financial position, results of operations, stockholders’ deficit and cash flows of the Company Group and its Subsidiaries, as at the date thereof and for the period indicated therein (subject to, in the case of any unaudited financial statements, normal year-end audit adjustments (none of which is expected to be, individually or in the aggregate, material)), (iii) in the case of any audited financial statements, shall be (A) certified as audited in accordance with GAAP and the standards of the PCAOB by a PCAOB qualified auditor upon the filing of the initial Registration Statement/Proxy, (B) shall contain an unqualified report of the Company Group’s auditors, and PubCo’s auditors, if applicable, and (C) shall be substantially identical in all material respects to the unaudited Financial Statements from the same period that are attached as Section 3.06 of the Company Group Disclosure Schedules and (iv) shall comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

(b) The members of the Company Group shall use their respective reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manger such as to not unreasonably interfere with the normal operation of the Company Group in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement/Proxy Statement and any other filings to be made by PubCo, the Company or SPAC with the SEC in connection with the Transactions and (ii) to obtain the consents of the Company’s auditors, if applicable, with respect thereto as may be required by applicable Law or requested by the SEC.

Section 6.04  Stock Exchange Listing. PubCo, the Company and SPAC shall, use their respective reasonable best efforts to cause the shares of PubCo Common Stock that constitute the SPAC Share Consideration and the Exchange Consideration to be approved for listing on the Stock Exchange, subject only to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date and to cause PubCo to satisfy any applicable initial and continuing listing requirements of the applicable Stock Exchange.

Section 6.05  Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the SPAC Stockholder Redemption, and any proceeds from any Transaction Financing shall first be used to pay in the following order: (a) the SPAC’s accrued and unpaid SPAC Transaction Expenses, (b) any loans owed by SPAC to the Sponsor for any expenses (including deferred expenses) or other administrative costs and expenses incurred by or on behalf of SPAC or expenses incurred in connection with an Extension, and (c) any other unpaid Company Group Transaction Expenses as of the Closing. Such expenses, as well as any expenses that are required to be paid by delivery of the PubCo Equity Securities, will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes of PubCo.

Section 6.06  Pre-Closing Reorganization. Prior to the Closing and in connection with the Merger, the Company shall complete the Pre-Closing Reorganization. The Company shall provide the Pre-Closing Reorganization documents to the SPAC at least five (5) Business Days prior to consummation of the Pre-Closing Reorganization. The Company shall consider in good faith any comments to the definitive documentation with respect to the Pre-Closing Reorganization provided by or on behalf of SPAC, and the Company shall revise such definitive documentation to incorporate any changes the Company and SPAC mutually determine in good faith are reasonably necessary or appropriate given such comments.

Article VII
Covenants of SPAC

Section 7.01  Conduct of SPAC During the Interim Period.

(a) During the Interim Period, SPAC shall not, except as otherwise contemplated by this Agreement or any other Transaction Document, as required by applicable Law, as set forth on Section 7.01 of the SPAC Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of SPAC, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of SPAC, other than, for the avoidance of doubt, in connection with the SPAC Stockholder Redemptions;

(ii) (A) merge, consolidate, combine or amalgamate SPAC with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in substantially all of the assets of any corporation, partnership, association or other business entity or organization or division thereof);

(iii) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any of its Equity Securities;

(iv) adopt any amendments, supplements, restatements or modifications to the Trust Agreement or SPAC’s Governing Documents;

(v) transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien (other than Permitted Liens) (A) any of its Equity Securities or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating SPAC to issue, deliver or sell any of its Equity Securities;

(vi) incur, guarantee or otherwise become liable for any Indebtedness, other than the incurrence of Indebtedness pursuant to working capital loans in an aggregate amount not to exceed $750,000 (provided, that this Section 7.01(a)(vi) shall not prevent SPAC from borrowing funds incurred in connection with any Transaction Financing, SPAC Transaction Expenses and the costs and expenses necessary for an Extension);

(vii) make any loans or advances to, or capital contributions to, or guarantees for the benefit of, or any investments in, any other Person;

(viii) enter into any Contract, except for Contracts contemplated by this Agreement or Contracts related to the Transactions;

(ix) adopt or enter into any material Benefit Plan or any material benefit or compensation plan, policy, program or Contract that would be a Benefit Plan if in effect as of the date of this Agreement;

(x) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving SPAC (other than as contemplated by this Agreement or any other Transaction Document);

(xi) settle any Proceedings relating to material Taxes; file any amended material Tax Return; waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued or in respect of any material Tax attribute that would give rise to any claim or assessment of Taxes of or with respect to the SPAC (other than in the ordinary course of business); or enter into any written agreement regarding material Taxes with any Governmental Authority;

(xii) take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent the Share Exchange, the Pre-Closing Reorganization and the Merger from qualifying for the U.S. Intended Tax Treatment; or

(xiii) enter into any agreement to do any of the action prohibited under this Section 7.01.

(b) Notwithstanding anything in this Section 7.01 or this Agreement to the contrary, nothing set forth in this Agreement shall (i) give any member of the Company Group, directly or indirectly, the right to control or direct the operations of SPAC during the Interim Period or (ii) prohibit or restrict SPAC from extending, in accordance with the SPAC Governing Documents and IPO Prospectus, the deadline by which it much complete its Business Combination (an “Extension”), whether pursuant to exercise of automatic extension rights in accordance with SPAC’s then existing Governing Documents or by amendment of SPAC’s Governing Documents to extend such deadline, and no consent of any other Party shall be required in connection therewith; provided, however, that the SPAC shall consider in good faith any comments provided by or on behalf of the Company in connection with the Extension and the SPAC shall revise the Extension to incorporate any changes the SPAC and the Company mutually determine in good faith are reasonably necessary or appropriate given such comments.

Section 7.02  SPAC Public Filings. From the date of this Agreement through the Closing, SPAC shall use reasonable best efforts (i) to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws and (ii) maintain the listing of SPAC Class A Shares on the Current Stock Exchange.

Article VIII
Joint Covenants

Section 8.01  Post-Closing PubCo Board. Prior to the Effective Time, PubCo shall take all actions necessary to cause, in each case, effective as of the Effective Time (a) the PubCo Board to be composed of seven (7) directors and (b) the initial directors of the PubCo Board to consist of (i) three (3) directors determined by SPAC and (ii) four (4) directors as determined by the Company, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Governing Documents of PubCo.

Section 8.02  Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of SPAC and the Company shall, and the Company shall cause its Subsidiaries to, (i) use reasonable best efforts to assemble, prepare and file notifications or any information (and, as needed, to supplement such notifications or information) as may be reasonably necessary to obtain as promptly as reasonably practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, and, in the case of any notifications to be filed under the HSR Act, to submit such notifications no later than twenty (20) Business Days after the date of this Agreement, (ii) use reasonable best efforts to deliver the notices to, and/or obtain the consents of, the third parties set forth on Section 8.02(a) of the Company Group Disclosure Schedules, in each case as set forth therein, in connection with the Transactions, (iii) use reasonable best efforts to take, or cause to be taken, and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as practicable the Transactions, including using reasonable best efforts to obtain all material approvals of Governmental Authorities that any of SPAC, the Company Group or their respective Affiliates are required to obtain in order to consummate the Transactions; provided, that each Party shall bear its out-of-pocket costs and expenses in connection with obtaining any such approvals and (iv) take such other action as may reasonably be necessary or as any other Party may reasonably request to satisfy the conditions of the other Parties set forth in Article IX or otherwise to comply with this Agreement.

(b) Each Party shall promptly inform the other Parties of any substantive communication between itself and any Governmental Authority regarding any of the Transactions. Without limiting the foregoing, no Party shall, and each Party shall cause its Affiliates not to, enter into any agreement with any Governmental Authority not to consummate the Transactions, except with the prior consent of the other Parties. In connection with obtaining any such approvals, nothing in this Section 8.02 obligates any Party or any of its Affiliates to agree to, and the Company, with respect to the Company Group, shall not without SPAC’s written consent, agree with any Governmental Authority to (i) sell, license or otherwise dispose of, or hold separate or agree to sell, license or otherwise dispose of, any entities, assets or facilities of any member of the Company Group or any entity, facility or asset of SPAC and any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations of any Party or any of its Affiliates, (iii) amend, assign or terminate existing licenses or other Contracts of any Party or any of its Affiliates or (iv) enter into new licenses or other Contracts in respect of any Party or any of its Affiliates. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with such other Parties’ prior written consent (not to be unreasonably withheld, conditioned or delayed). Except to the extent otherwise constituting a Company Group Transaction Expense hereunder, whether or not the Transactions are consummated, the Company and SPAC shall each be responsible for 50% of the filing fees paid or payable to any Governmental Authority (including filing fees under the HSR Act or any other applicable Law) in connection with the Transactions other than filing fees under the HSR Act for the acquisitions by investors in the Transaction Financing (which shall be the sole responsibility of the investors in such Transaction Financing, as appropriate).

(c) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Parties shall give legal counsel for the other Parties a reasonable opportunity to review in advance, and shall consider in good faith the views of the other in connection with, any proposed material written communication to any Governmental Authority relating to the Transactions. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person, videoconference, or by telephone with any Governmental Authority in connection with the Transactions unless, to the extent not prohibited by such Governmental Authority, it consults with the other Parties in advance. Notwithstanding the foregoing, any materials shared may be redacted before being provided to the other Parties (i) to remove references concerning the valuation of the Company Group, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to avoid disclosure of other competitively sensitive information or to address reasonable privilege or confidentiality concerns.

Section 8.03  Financing.

(a) Company Transaction Financing. Without limiting anything to the contrary contained herein, during the Interim Period, the Company shall, and shall cause its Representatives to, use its reasonable efforts to enter into one or more Transaction Financings that constitute equity financing in accordance with GAAP in an aggregate amount of at least $20,000,000 on such terms and structuring, and using such strategy, placement agents and approach as the SPAC and the Company shall reasonably agree (with the SPAC’s agreement thereto not to be unreasonably withheld, conditioned or delayed); provided, however, that if Company does not achieve the EBTIDA Condition, such Transaction Financing may instead be structured as an equity line of credit or forward purchase agreement or similar transaction. PubCo, the Company and SPAC will use their respective reasonable efforts to cause such Transaction Financing to occur.

(b) SPAC Transaction Financing. During the Interim Period, the SPAC shall, and shall cause its Representatives to, use its reasonable best efforts to enter into one or more Transaction Financings that constitute equity financing in accordance with GAAP (provided, however, that any convertible note must be automatically converted into equity within twelve (12) months of the Closing Date) in an aggregate amount to ensure that the sum of (w) SPAC Net Cash plus (x) the net proceeds of such Transaction Financings, plus (y) the SPAC Signing Investment is a positive number as of the Closing, on such terms and structuring, and using such strategy, placement agents and approach as the SPAC and the Company shall reasonably agree (with the Company’s agreement thereto not to be unreasonably withheld, conditioned or delayed); provided, however, that if the SPAC is unable to raise sufficient equity financing to ensure that the sum of (w) SPAC Net Cash plus (x) the net proceeds of such Transaction Financings, plus (y) the SPAC Signing Investment is a positive number as of the Closing (the absolute value of the amount by which such sum is a negative number, the “SPAC Financing Shortfall”), then the SPAC shall, and shall cause its Representatives to, use its reasonable efforts to enter into an equity line of credit for the amount of the SPAC Financing Shortfall, but not to exceed $5,000,000, which equity line of credit shall be amortized ratably over a term of 12 months following the Closing Date (the “SPAC ELOC”). SPAC may also, but shall not be required to, enter into agreements and consummate other backstop, non-redemption or similar agreements to effect a Transaction Financing, as SPAC and the Company shall reasonably agree (with the Company’s agreement thereto not to be unreasonably withheld, conditioned or delayed). PubCo, the Company and SPAC will use their respective reasonable efforts to cause such Transaction Financing to occur (including having the Company’s senior management participate in any investor meetings and roadshows as reasonably requested by SPAC).

Section 8.04  Registration Statement/Proxy Statement; SPAC Special Meeting.

(a) Registration Statement/Proxy Statement.

(i) As promptly as practicable following the date of this Agreement, SPAC, the Company and PubCo shall prepare, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by any of the Parties), and file with the SEC, the Registration Statement/Proxy Statement in connection with the registration under the Securities Act of the shares of PubCo Common Stock to be issued under this Agreement to the Pre-Closing SPAC Holders and the Sellers. Each of SPAC, the Company and PubCo shall use its reasonable best efforts to (A) cause the Registration Statement/Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Company and PubCo, the provision of financial statements for the Company Group and PubCo, respectively, for all periods, and in the form, required to be included in the Registration Statement/Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC), (B) promptly notify the other Parties of, reasonably cooperate with each other Party with respect to and respond promptly to, any comments of the SEC or its staff, (C) have the Registration Statement/Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC and (D) keep the Registration Statement/Proxy Statement effective through the Closing in order to permit the consummation of the Transactions. Without limiting the generality of the foregoing, PubCo, the Company and SPAC shall reasonably cooperate in connection with the preparation for inclusion in the Registration Statement/Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required for the Registration Statement/Proxy Statement.

(ii) SPAC, on the one hand, and the Company Group, on the other hand, shall promptly furnish to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 8.04(a) or for including in any other statement, filing, notice or application made by or on behalf of SPAC or the Company to the SEC or the applicable Stock Exchange in connection with the Transactions, including delivering customary Tax representation letters to Ellenoff Grossman & Schole LLP (or such other reputable law or accounting firm with expertise in U.S. federal income Tax matters mutually agreed by SPAC and the Company (an “Alternative Advisor”)) to enable counsel to deliver any Tax opinions requested or required by the SEC or to be submitted in connection therewith as described in Section 8.07(a). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement/Proxy Statement, then (A) such Party shall promptly inform, in the case of SPAC, the Company, or, in the case of the Company Group, SPAC, thereof, (B) such Party shall prepare and mutually agree upon with, in the case of SPAC, the Company, or, in the case of the Company Group, SPAC (such agreement not to be unreasonably withheld, conditioned or delayed by any Party), an amendment or supplement to the Registration Statement/Proxy Statement, (C) PubCo, the Company and SPAC shall file such mutually agreed upon amendment or supplement with the SEC and (D) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing SPAC Holders. PubCo shall promptly advise SPAC of the time of the effectiveness of the Registration Statement/Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of shares of PubCo Common Stock for offering or sale in any jurisdiction. Each of SPAC, the Company and PubCo shall use its reasonable best efforts to have any stop order or suspension of the qualification of shares of PubCo Common Stock for offering or sale in any jurisdiction lifted, reversed or otherwise terminated.

(iii) Each of the Parties shall use its reasonable best efforts to ensure that none of the information related to such Party or any of such Party’s Representatives, supplied by such Party or on such Party’s behalf for inclusion or incorporation by reference in the Registration Statement/Proxy Statement shall, at the time the Registration Statement/Proxy Statement is filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b) SPAC Special Meeting. As promptly as practicable following the time at which the Registration Statement/Proxy Statement is declared effective under the Securities Act and, SPAC shall (a) duly give notice of a meeting of the Pre-Closing SPAC Holders (the “Special Meeting”), (b) cause the proxy statement contained within the Registration Statement/Proxy Statement to be mailed to the Pre-Closing SPAC Holders and (c) duly convene and hold the Special Meeting in accordance with the Governing Documents of SPAC and applicable Law, for the purposes of obtaining the Required SPAC Stockholder Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect the SPAC Stockholder Redemptions. SPAC shall, through the SPAC Board, (A) recommend to its stockholders, (i) the SPAC Recommendation, and include such recommendation in the Registration Statement/Proxy Statement (the “Business Combination Proposal”), (ii) the adoption and approval of any other proposals as either the SEC or the applicable Stock Exchange (or the respective staff members thereof) may indicate are necessary in its comments to the Registration Statement/Proxy Statement or in correspondence related thereto, and of any other proposals reasonably agreed by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions, (iii) the adoption of an incentive equity plan of SPAC (the “PubCo Plan”), (iv) the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing, or to allow reasonable time for the SPAC Board to accept reversals of elections to redeem SPAC Class A Shares by the Pre-Closing SPAC Holders (such proposals in clauses (i) through (iii) together, the “Transaction Proposals”) and include such recommendations in the Registration Statement/Proxy Statement; provided, that SPAC may postpone or adjourn the Special Meeting with the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned), (A) to solicit additional proxies for the purpose of obtaining the Required SPAC Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that SPAC has determined is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing SPAC Holders prior to the Special Meeting or (D) to allow reasonable time for the SPAC Board to accept reversals of elections to redeem SPAC Class A Shares by the Pre-Closing SPAC Holders.

Section 8.05  Exclusive Dealing; Change of Recommendation.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause their Representatives not to, directly or indirectly, (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate (including by commencing due diligence), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Alternate Transaction, (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Alternate Transaction, (iii) enter into any Contract or other arrangement or understanding regarding a Company Alternate Transaction, (iv) make any filings with the SEC in connection with a public offering of any Equity Securities or other securities of the Company Group (or any Affiliate or successor of the Company Group) or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than SPAC) to do or seek to do any of the foregoing or seek to circumvent this Section 8.05(a) or further a Company Alternate Transaction. The Company also agrees that, promptly following the execution of this Agreement, it shall, and shall cause each of its Subsidiaries to and shall use its reasonable best efforts to cause its and their Representatives to, (A) cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) conducted prior to the execution of this Agreement in connection with any Company Alternate Transaction or any inquiry or request for information that could reasonably be expected to lead to, or result in, a Company Alternate Transaction and (B) terminate access to any physical or electronic data room maintained by or on behalf of the Company Group and instruct each Person that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring all or a portion of the Company Group to return or destroy all confidential information furnished to such Person by or on behalf of the Company Group prior to the date hereof.

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, and shall cause its Representatives not to, directly or indirectly (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate (including by commencing due diligence), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to an SPAC Alternate Transaction, (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Alternate Transaction, (iii) enter into any Contract or other arrangement or understanding regarding a SPAC Alternate Transaction or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than the Company Group) to do or seek to do any of the foregoing or seek to circumvent this Section 8.05(b) or further a SPAC Alternate Transaction. SPAC agrees that, promptly following the execution of this Agreement, it shall, and shall cause its Representatives (in each such Person’s capacity as a Representative of SPAC) to, (A) cease any solicitations, discussions or negotiations related to any SPAC Alternate Transaction with any Person (other than the Parties and their respective Representatives) conducted prior to the execution of this Agreement in connection with any SPAC Alternate Transaction or any inquiry or request for information that could reasonably be expected to lead to, or result in, a SPAC Alternate Transaction and (B) instruct each Person that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of a SPAC Alternate Transaction to return or destroy all confidential information furnished to such Person by or on behalf of SPAC or any of its Representatives prior to the date hereof.

(c) The SPAC Board, including any committee thereof, shall not:

(i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the SPAC Recommendation in a manner adverse to the Company Group; or

(ii) fail to include the SPAC Recommendation in the Registration Statement/Proxy Statement (any of the actions set forth in the foregoing clauses (i) and (ii), a “SPAC Change of Recommendation”).

(d) Notwithstanding anything in this Agreement to the contrary, if, at any time prior to obtaining the Required SPAC Stockholder Approval, the SPAC Board determines in good faith, that a Company Group Material Adverse Effect has occurred on or after the date of this Agreement and, after consultation with its outside legal counsel, that the failure to make a SPAC Change of Recommendation would be inconsistent with the SPAC Board’s fiduciary duties under applicable Law, the SPAC Board may make a SPAC Change of Recommendation; provided, however, that SPAC shall not be entitled to make, or agree or resolve to make, a SPAC Change of Recommendation unless (i) SPAC delivers to the Company a written notice (a “SPAC Change of Recommendation Notice”) advising the Company that the SPAC Board proposes to take such action and containing the material facts underlying the SPAC Board’s determination that a Company Group Material Adverse Effect has occurred and that failure to make a SPAC Change of Recommendation would be inconsistent with its fiduciary duties under applicable Law and (ii) at or after 5:00 p.m., New York time, on the fourth Business Day immediately following the day on which SPAC delivered the SPAC Change of Recommendation Notice (such period from the time the SPAC Change of Recommendation Notice is provided until 5:00 p.m., New York time, on the fourth Business Day immediately following the day on which SPAC delivered the SPAC Change of Recommendation Notice (it being understood that any material development with respect to a Company Group Material Adverse Effect shall require a new notice but with an additional three (3) Business Day (instead of four (4) Business Day) period from the date of such notice), the “SPAC Change of Recommendation Notice Period”), the SPAC Board reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make a SPAC Change of Recommendation would be inconsistent with its fiduciary duties under applicable Law. If requested by the Company, SPAC shall, and shall use its reasonable best efforts to cause its Representatives to, during the SPAC Change of Recommendation Notice Period, engage in good faith negotiations with the Company and its Representatives to make such adjustments in the terms and conditions of this Agreement so that the failure to make a SPAC Change of Recommendation would not be inconsistent with the SPAC Board’s fiduciary duties under applicable Law.

Section 8.06  Tax Matters.

(a) All transfer, documentary, sales, use, stamp, registration, excise, recording, registration, VAT and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions (“Transfer Taxes”) (excluding, for the avoidance of doubt, the SPAC Stockholder Redemptions) shall be borne and paid 50% by the Company Group and 50% by SPAC. The Company and SPAC shall reasonably cooperate to minimize or reduce any Transfer Taxes to the extent permitted under applicable law. Company Group and SPAC shall cooperate to file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, the Company and SPAC shall join in the execution of any such Tax Returns.

(b) The Parties intend that for U.S. federal (and applicable state and local) income Tax purposes that the Pre-Closing Reorganization, Share Exchange and the Merger, shall qualify for the U.S. Intended Tax Treatment (as described in the recitals hereto). Each Party shall, and each Party shall cause its respective Affiliates to use best efforts to cause the Pre-Closing Reorganization, the Share Exchange and the Merger to qualify for the U.S. Intended Tax Treatment. Neither the Company nor the Surviving SPAC shall be liquidated for a period of twenty-four (24) months following the Closing Date, and each of the Company and the Surviving SPAC shall retain sufficient assets during such twenty-four (24) months such that each of the Company and the Surviving SPAC is not considered to be deemed to be liquidated for U.S. federal income tax purposes (which assets, in the case of the Surviving SPAC shall not be less than twenty-five percent (25%) of the cash in the Trust Account immediately following the deduction of amounts required to satisfy the SPAC Stockholder Redemptions). For purposes of the immediately preceding sentence, each of the Company and the Surviving SPAC may make loans to other Persons and such obligations to the Company and to the Surviving SPAC as a result of such loans shall be taken into account in determining the assets of the Surviving SPAC. Each Party shall file all Tax Returns relating to U.S. federal (and applicable state and local) income Tax consistent with, and no Party shall take any position for purposes of U.S. federal (and applicable state and local) income Tax inconsistent with (whether in audits, Tax Returns or otherwise), such treatment and the U.S. Intended Tax Treatment (as described in the recitals hereto) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(c) If, in connection with the preparation and filing of the Registration Statement/Proxy Statement, the SEC requests or requires that Tax opinions be prepared and submitted in such connection, SPAC, and the Company, as applicable, shall use commercially reasonable efforts to deliver to Ellenoff Grossman & Schole LLP (or an Alternative Advisor) customary Tax representation letters satisfactory to Ellenoff Grossman & Schole LLP (or such Alternative Advisor, as the case may be) dated and executed as of the date the Registration Statement/Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement/Proxy Statement, and, if required, Ellenoff Grossman & Schole LLP (or such Alternative Advisor, as applicable) shall furnish an opinion to SPAC, subject to customary assumptions and limitations, to the effect that the U.S. Intended Tax Treatment should apply to the Transactions.

Section 8.07  Confidentiality; Access to Information; Publicity; Notification of Certain Matters.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are hereby incorporated herein by reference mutatis mutandis and shall apply to such disclosures.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company Group shall provide, or cause to be provided, to SPAC and its Representatives during normal business hours reasonable access to the appropriate directors, officers, books, records and properties of the Company Group (in a manner so as to not interfere with the normal business operations of the Company Group) as SPAC and its Representatives may reasonably request in connection with the consummation of the Transactions; provided, however, in no event shall such access extend to any sampling or analysis of soil, groundwater, building materials or other environmental media. Notwithstanding the foregoing, the Company Group shall not be required to provide to SPAC or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any member of the Company Group is subject or expose such the Company Group to any liability for disclosure of any personal information, personally identifiable information or protected health information, (B) result in the disclosure of any information that is competitively sensitive or otherwise proprietary to the Company Group or result in disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding or ethical obligation of the Company Group with respect to confidentiality, nondisclosure or privacy or (D) jeopardize protections afforded to the Company Group under the attorney-client privilege, the attorney work product doctrine or other evidentiary privilege or protection, (provided, that, in the case of each of clauses (A) through (D), the Company Group shall use reasonable best efforts to provide (1) such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (2) such information in a manner without violating such privilege, doctrine, Contract, obligation or Law) or (ii) if the Company Group, on the one hand, and SPAC or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided, that PubCo shall, in the case of clause (i) or (ii), provide written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, SPAC shall provide, or cause to be provided, to the Company during normal business hours reasonable access to the directors, officers, books and records and properties of SPAC (in a manner so as to not interfere with the normal business operations of SPAC) as the Company and its Representatives may reasonably request in connection with the consummation of the Transactions; provided, however, in no event shall such access extend to any sampling or analysis of soil, groundwater, building materials or other environmental media. Notwithstanding the foregoing, SPAC shall not be required to provide to PubCo, the Company Group or any of their respective Representatives any information (i) if and to the extent doing so would (A) violate any Law to which SPAC is subject, (B) result in the disclosure of any information that is competitively sensitive or otherwise proprietary to SPAC or result in disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally binding or ethical obligation of SPAC with respect to confidentiality, nondisclosure or privacy or (D) jeopardize protections afforded to the Company Group under the attorney-client privilege, the attorney work product doctrine or other evidentiary privilege or protection (provided, that in the case of each of clauses (A) through (D), SPAC shall use reasonable best efforts to provide (1) such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (2) such information in a manner without violating such privilege, doctrine, Contract, obligation or Law) or (ii) if SPAC, on the one hand, and any member of the Company Group or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided, that SPAC shall, in the case of clause (i) or (ii), provide written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.

(d) None of the Parties or any of their respective Affiliates shall issue any press release or make any public announcement or other communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of, prior to the Closing, the Company and SPAC or, after the Closing, the Company and Sponsor, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that each Party, Sponsor and their respective Representatives may issue or make, as applicable, any such press release, public announcement or other communication (i) if such press release, public announcement or other communication is required by applicable Law, in which case, (A) prior to the Closing, the disclosing Party or its applicable Representatives shall, unless and to the extent prohibited by such applicable Law, (1) if the disclosing Person is SPAC or a Representative of SPAC, reasonably consult with the Company in connection therewith and provide the Company with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith or (2) if the disclosing Party is any member of the Company Group or any of their respective Representatives, reasonably consult with SPAC in connection therewith and provide SPAC with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith or (B) after the Closing, the disclosing Party or its applicable Representatives shall, unless and to the extent prohibited by such applicable Law, (1) if the disclosing Person is Sponsor or a Representative of Sponsor, reasonably consult with PubCo in connection therewith and provide PubCo with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith and (2) if the disclosing Person is PubCo or a Representative thereof, reasonably consult with Sponsor in connection therewith and provide Sponsor with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith, (ii) to the extent such press release, public announcement or other communication contains only information previously disclosed in accordance with this Section 8.07(d) and (iii) to Governmental Authorities in connection with any consents required to be made under this Agreement, the other Transaction Documents or in connection with the Transactions; provided, further, that the SPAC Board may issue or make, as applicable, any such press release, public announcement or other communication in connection with a SPAC Change of Recommendation.

(e) The initial press release concerning this Agreement and the Transactions shall be in the form agreed by the Company and SPAC (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as practicable after the execution of this Agreement on the day thereof or the first Business Day immediately thereafter. Promptly after the execution of this Agreement (but in any event within four (4) Business Days thereafter),SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which Signing Filing shall be mutually agreed upon by the Company (such agreement not be unreasonably withheld, conditioned or delayed by the Company) and SPAC. The Company Group, on the one hand, and SPAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) a press release announcing the consummation of the Transactions (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by SPAC and PubCo prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), PubCo shall file a current report on Form 8-K (the “Closing Filing”) with a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and SPAC prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders and such other matters as may be reasonably necessary for such press release or filing.

(f) The members of the Company Group shall promptly notify SPAC of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (ii) any breach of any covenant or agreement or the failure of any representation or warranty of a member of the Company Group to be true and correct; provided, however, that no such notification or the failure to provide such notification shall in and of itself affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the Parties hereunder or result, in and of itself, in the failure of a condition set forth in Article IX.

(g) SPAC shall promptly notify the Company Group of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (ii) any breach of any covenant or agreement or the failure of any representation or warranty of SPAC to be true and correct.

Section 8.08  SPAC D&O Indemnification and Insurance.

(a) Each Party agrees that (i) all rights to indemnification, advancement of expenses or exculpation now existing in favor of the directors, officers, members, managers and employees of SPAC, as provided in SPAC’s Governing Documents or otherwise in effect as of the Closing Date, in either case, solely with respect to any matters occurring on or prior to the Closing, shall survive the Transactions and shall continue in full force and effect from and after the Closing for a period of six (6) years and (ii) PubCo shall cause the Surviving SPAC to comply with its obligations with respect to such rights. The indemnification and liability limitation or exculpation provisions of SPAC’s Governing Documents or in any indemnification agreements in effect as of immediately prior to the Effective Time shall not, during such six-year period, be amended, repealed or otherwise modified after the Closing in any manner that would adversely affect the rights thereunder of individuals who, as of the Closing or at any time prior to the Closing, were directors or officers of SPAC (the “SPAC D&O Persons”) to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to Closing and relating to the fact that such SPAC D&O Person was a director or officer of SPAC prior to the Closing, unless such amendment, repeal or other modification is required by applicable Law.

(b) PubCo shall not have any obligation under this Section 8.08 to any SPAC D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such SPAC D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) If PubCo or any of its respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall Transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of PubCo shall assume all of the obligations set forth in this Section 8.08.

(d) The SPAC D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 8.08 are intended to be third-party beneficiaries of this Section 8.08. This Section 8.08 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of the Company Group.

Section 8.09  Company Group D&O Indemnification and Insurance.

(a) Each Party agrees that (i) all rights to indemnification, advancement of expenses or exculpation now existing in favor of the directors, officers, members, managers and employees of any member of the Company Group, as provided in such any member of the Company Group’s Governing Documents or otherwise in effect as of the date of the Closing, in either case, solely with respect to any matters occurring on or prior to the Closing, shall survive the Transactions and shall continue in full force and effect from and after the Closing for a period of six (6) years and (ii) PubCo shall cause each other member of the Company Group to perform and discharge all obligations to provide such indemnity, advancement of expenses and exculpation during such six-year period in each case to the maximum extent permitted by applicable Law. The indemnification and liability limitation or exculpation provisions of the Company Group’s Governing Documents or in any indemnification agreements in effect as of immediately prior to the Effective Time shall not, during such six-year period, be amended, repealed or otherwise modified after the Closing in any manner that would adversely affect the rights thereunder of individuals who, as of the Closing or at any time prior to the Closing, were directors or officers of any member of the Company Group (the “Company Group D&O Persons”) to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to Closing and relating to the fact that such Company Group D&O Person was a director or officer of any member of the Company Group prior to the Closing, unless such amendment, repeal or other modification is required by applicable Law.

(b) PubCo shall not have any obligation under this Section 8.09 to any Company Group D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company Group D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) PubCo shall purchase, at or prior to the Closing, and maintain, or cause to be maintained, in effect for a period of six (6) years after the Closing Date, without any lapse in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are covered by any comparable insurance policies of SPAC as of the date of this Agreement with respect to matters occurring on or prior to the Closing (the “SPAC D&O Tail Policy”). Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under SPAC’s directors’ and officers’ liability insurance policies as of the date of this Agreement.

(d) If PubCo or any of its respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall Transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of PubCo shall assume all of the obligations set forth in this Section 8.09.

(e) The Company Group D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 8.09 are intended to be third-party beneficiaries of this Section 8.09. This Section 8.09 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of the Company Group.

Section 8.10  Delivery of Certain Additional Financial Statements. To the extent required by the SEC rules and regulations to be included in the Registration Statement/Proxy Statement or otherwise filed with the SEC by PubCo, SPAC and the Company shall deliver to PubCo as promptly as reasonably practicable following the end of each financial quarter, (a) any unaudited or audited financial statements of SPAC and the Company and (b) pro forma financial statements required under the Securities Act to be included in the Registration Statement or otherwise filed by PubCo with the SEC (such financial statements and pro forma financial statements, the “Subsequent Financial Statements”). The Subsequent Financial Statements shall be prepared in conformity with GAAP and the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC).

Section 8.11  Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, upon the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement, the other Transaction Documents and the Transactions.

Section 8.12  Concurrent with the execution of this Agreement, the SPAC agrees to arrange for the raising of $2,499,999.96 of immediately available funds to the Company (the “SPAC Signing Investment”) to an account designated by the Company in writing prior to the date hereof. The Parties agree the SPAC Signing Investment will be used to pay unpaid SPAC Transaction Expenses at the Closing if the Closing occurs. The terms of the SPAC Signing Investment shall be agreed to by the party providing such funds and the Company.

Article IX
Conditions to Obligations

Section 9.01  Conditions to Obligations of the Parties. The obligations of the Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a) no Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Authority preventing the consummation of the Transactions shall be in effect;

(b) the Registration Statement/Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC and remain in effect with respect to the Registration Statement/Proxy Statement;

(c) the Required SPAC Stockholder Approval shall have been obtained;

(d) the shares of PubCo Common Stock that constitute the SPAC Share Consideration and the Exchange Consideration shall have been approved for listing on the Stock Exchange, subject only to notice of issuance;

(e) Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under the HSR Act and the Foreign Antitrust Laws set forth on Schedule 9.01(e) shall have expired or been terminated;

(f) The members of the post-Closing PubCo Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 8.01;

(g) Prior to the Closing, PubCo shall have amended and restated its Governing Documents in a form satisfactory to SPAC and the Company (the “Amended Pubco Charter”); and

(h) The consents required to be obtained from or made with any third Person or Governmental Authority in order to consummate the transactions contemplated by this Agreement that are set forth on Schedule 9.01(h) shall have each been obtained or made.

(i) Each Non-Competition Agreement, each Lock-Up Agreement, the Amended and Restated Registration Rights Agreement and the Insider Letter Amendment shall be in full force and effect as of the Closing.

Section 9.02  Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a) (i) the SPAC Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representation and warranty set forth in Section 4.15(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (iii) the other representations and warranties of SPAC in Article IV (other than the SPAC Fundamental Representations and the representations and warranties set forth in the first sentence of Section 4.04(a) and Section 4.15(a)) shall be true and correct (without giving effect to any limitations as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a SPAC Material Adverse Effect;

(b) the covenants and agreements of SPAC contained in this Agreement to be performed prior to the Closing shall have been performed in all material respects;

(c) SPAC shall have delivered, or caused to be delivered, to the Company a certificate, duly executed by an authorized officer of SPAC, dated as of the Closing Date, to the effect that the conditions specified in Section 9.02(a) and Section 9.02(b) are satisfied;

(d) SPAC shall have delivered to the Company and PubCo a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of SPAC’s Governing Documents as in effect as of the Closing Date, (B) the resolutions of SPAC’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required SPAC Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Transaction Document to which SPAC is or is required to be a party or otherwise bound;

(e) SPAC shall have delivered to the Company and PubCo a good standing certificate (or similar documents applicable for such jurisdictions) for SPAC certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of SPAC’s jurisdiction of organization to the extent that good standing certificates or similar documents are generally available in such jurisdiction;

(f) SPAC Transaction Expenses are equal to or less than $8 million;

(g) The sum of (w) SPAC Net Cash plus (x) the net proceeds of any Transaction Financings raised by the SPAC, plus (y) the SPAC Signing Investment is a positive number, but this Section 9.02(f) shall only be applicable if the Company satisfies the Company Performance Conditions; and

(h) To the extent the SPAC Transaction Expenses exceed the sum of (x) SPAC Net Cash plus (y) the net proceeds of any Transaction Financings raised by the SPAC plus (z) the SPAC Signing Investment, the SPAC has entered into the ELOC.

Section 9.03  Additional Conditions to Obligations of SPAC. The obligations of SPAC to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by SPAC of the following further conditions:

(a) (i) the Company Group Fundamental Representations and the PubCo Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) (A) the representations and warranties of the Company Group, as applicable, set forth in Article III (other than the Company Group Fundamental Representations and the representations and warranties set forth in Section 3.04(a)(x)) and (B) the representations and warranties of PubCo set forth in Article IV (other than the PubCo Fundamental Representations), shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Group Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a Company Group Material Adverse Effect;

(b) the covenants and agreements of the Company and PubCo contained in this Agreement to be performed prior to the Closing shall have been performed in all material respects;

(c) since the date of this Agreement, there shall not have been a Company Group Material Adverse Effect that is continuing;

(d) the Pre-Closing Reorganization shall have been completed;

(e) The Company and PubCo shall have delivered, or caused to be delivered, to SPAC a certificate duly executed by an authorized officer of such Party dated as of the Closing Date, to the effect that the conditions specified in Section 9.03(a), Section 9.03(b), Section 9.03(c) and Section 9.03(d), as applicable to each Party, are satisfied;

(f) The Company and PubCo shall each have delivered to SPAC a certificate from its secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of its Governing Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of its board of directors, authorizing and approving the execution, delivery and performance of this Agreement and each Transaction Document to which it is a party or bound, and the consummation of the Transactions and (C) the certificate of incumbency of its directors, managers or officers authorized to execute this Agreement or any Transaction Document to which it is or is required to be a party or otherwise bound;

(g) The Company shall have delivered to SPAC good standing certificates (or similar documents applicable for such jurisdictions) for each member of the Company Group certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the applicable jurisdiction of organization, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions;

(h) The Company Convertible Instrument Conversion shall have been completed as provided in Section 2.01(b)(i); and

(i) Each Employment Agreement shall be in full force and effect as of the Closing.

Section 9.04  Frustration of Conditions. No member of the Company Group may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was proximately caused by a member of the Company Group’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 8.02, or another breach by any such Party of this Agreement. SPAC may not rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was proximately caused by SPAC’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 8.02, or another breach by SPAC of this Agreement.

Article X
Termination

Section 10.01  Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written consent of the Company and SPAC;

(b) by written notice to the Company from SPAC, if any of the representations or warranties set forth in Article III, or Article V shall not be true and correct or if any member of the Company Group, PubCo or SPAC has failed to perform any covenant or agreement on the part of any member of the Company Group, PubCo or SPAC, as applicable, set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 9.03(a) or Section 9.03(b) would not be satisfied at the Closing and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured prior to the earlier of (i) twenty (20) business days after written notice thereof is delivered to the Company by SPAC and (ii) the Termination Date; provided, however, that SPAC is not then in material breach of this Agreement;

(c) by written notice to SPAC from the Company, if any of the representations or warranties set forth in Article IV shall not be true and correct or if SPAC has failed to perform any covenant or agreement on the part of SPAC set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 9.02(a) or Section 9.02(b) would not be satisfied at the Closing and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured prior to the earlier of (i) twenty (20) business days after written notice thereof is delivered to SPAC and (ii) the Termination Date; provided, however, that no member of the Company Group is then in material breach of this Agreement;

(d) by written notice by SPAC to the Company, if there shall have been a Company Group Material Adverse Effect following the date of this Agreement, which is (or are) not cured or cannot be cured prior to the earlier of (i) twenty (20) business days after written notice thereof is delivered to the Company and (ii) April 30, 2026 (the “Termination Date”);

(e) by either SPAC or the Company, if the Transactions shall not have been consummated on or prior to the Termination Date; provided, that the right to terminate this Agreement pursuant to this Section 10.01(e) shall not be available to (A) SPAC if SPAC’s breach of any of its covenants or obligations under this Agreement shall have been the primary cause of the failure to consummate the Transactions on or before the Termination Date or (B) the Company if the breach by any member of the Company Group of any of their respective covenants or obligations under this Agreement shall have been the primary cause of the failure to consummate the Transactions on or before the Termination Date;

(f) by either SPAC or the Company, if any Governmental Authority shall have issued a Governmental Order or taken any other action enjoining, restraining or otherwise prohibiting the Transactions and such Governmental Order or other action shall have become final and nonappealable;

(g) by written notice by SPAC to the Company, if the Company has not delivered the Company Group PCAOB Audited Financial Statements to SPAC on or before the Audit Delivery Date; or

(h) by either SPAC or the Company, if the Special Meeting has been held (including any adjournment or postponement thereof) and has concluded, and the Pre-Closing SPAC Holders have duly voted and the Required SPAC Stockholder Approval was not obtained.

Section 10.02  Effect of Termination. Except as otherwise set forth in this Section 10.02 or Section 11.14, in the event of the termination of this Agreement pursuant to Section 10.01, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties) with the exception of (a) Section 6.02 (No Claim Against the Trust Account), Section 8.07 (Confidentiality; Access to Information; Publicity), this Section 10.02 (Effect of Termination), Article XI (Miscellaneous) and Section 1.01 (Definitions) (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with its terms. Nothing herein shall relieve any Party from Liability for any Willful Breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement, subject to Section 6.02. Without limiting the foregoing, and except as provided in this Section 10.02 (but subject to Section 6.02) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 11.14, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 10.01.

Article XI
Miscellaneous

Section 11.01  Waiver. No (a) extension of time for the performance of any of the obligations or other acts of a Party set forth herein may be granted or (b) provision of this Agreement may be waived, as applicable, unless such extension or waiver, as applicable, is in writing and signed by or on behalf of the Party or Parties granting such extension or waiver (which granting party shall be (i) SPAC in the case of an extension or waiver granted to any other Party or (ii) the Company in the case of an extension or waiver granted to SPAC). Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure or delay of SPAC, on the one hand, or the Company, on the other hand, to assert any of its rights hereunder shall not constitute a waiver of such rights nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 11.02  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	If to SPAC:

ESH Acquisition Corp.

228 Park Ave S, Suite 89898

New York, NY 10003

Attn: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105, U.S.A.

Attn:  David H. Landau, Esq.

Facsimile No.: [***]

Telephone No.: [***]

E-mail:   [***]

(b)	If to the Company or the Surviving SPAC:

The Original Fit Factory, Ltd.

Canniesburn Gate

10 Canniesburn Drive

Bearsden, Glasgow G61 1BF

Email: [***]

Attention: [***]

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
2050 M Street NW
Washington, DC 20036
E-Mail: [***]
Attention: Brandon Bortner; Gil Savir; Richard Radnay; Steve Camahort

(c)	If to PubCo after Closing, to:

The Original Fit Factory, Ltd.

Canniesburn Gate

10 Canniesburn Drive

Bearsden, Glasgow G61 1BF

Email: [***]

Attention: [***]

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
2050 M Street NW
Washington, DC 20036
E-Mail: [***]
Attention: Brandon Bortner; Gil Savir; Richard Radnay; Steve Camahort

or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

Section 11.03  Assignment. No Party shall assign this Agreement or any part hereof nor any rights, interests or obligations hereunder without (a) in the case of any Party other than SPAC, the prior written consent of SPAC and (b) in the case of SPAC, the prior written consent of the Company, and any such assignment without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 11.04  Rights of Third Parties. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except (a) as provided in Section 8.08 and Section 8.09, the last two sentences of this Section 11.04, Section 11.15 and Section 11.16, (b) to the extent necessary to enforce any of the foregoing, this Article XI and (c) the definitions of the terms used in any of the foregoing, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Sponsor shall be an express third-party beneficiary of Section 2.04, Section 8.01, Section 8.07(d) and Section 11.05. Legal counsel identified in Section 11.18 shall be express third-party beneficiaries of Section 11.18.

Section 11.05  Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the other Transaction Documents, the Transactions and the Pre-Closing Reorganization, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, for the avoidance of doubt, that (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all unpaid Company Group Transaction Expenses and SPAC shall pay, or cause to be paid, all unpaid SPAC Transaction Expenses and (b) if the Closing occurs, then PubCo shall pay, or cause to be paid, all unpaid SPAC Transaction Expenses and all unpaid Company Group Transaction Expenses.

Section 11.06  Governing Law. This Agreement, the Transaction Documents and all Proceedings (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, the Transaction Documents, the negotiation, execution or performance of this Agreement or the Transaction Documents (including any claim or cause of action based upon, arising out of, or relating to, any representation or warranty made in or in connection with this Agreement or the Transaction Documents or as an inducement to enter into this Agreement or the Transaction Documents) or the Transactions, shall be governed by, and enforced in accordance with, the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 11.07  Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that the delivery of this Agreement, the Transaction Documents and any other agreements and documents executed and delivered concurrently with the execution and delivery of this Agreement or executed and delivered at the Closing, may be effected by means of an exchange of electronic delivery (including DocuSign).

Section 11.08  Exhibits and Schedules. All Exhibits and Schedules or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in Sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Schedules shall be deemed to have been disclosed with respect to every other Section and subsection of the Company Group Disclosure Schedules (in the case of the Company Group Disclosure Schedules) or the SPAC Disclosure Schedules (in the case of the SPAC Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article III or Article IV may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature. No disclosure made in the Company Group Disclosure Schedules or SPAC Disclosure Schedules (as applicable) shall constitute an admission or determination that any fact or matter so disclosed is material, meets a dollar or other threshold set forth in this Agreement or would otherwise be required to be disclosed, and no Person shall use the fact of the setting of a threshold or the inclusion of such facts or matters in any dispute or controversy as to whether any obligation, amount, fact or matter is or is not material, is or is not in excess of a dollar or other threshold or would otherwise be required to be disclosed, for purposes of this Agreement. No disclosure in the Company Group Disclosure Schedules or SPAC Disclosure Schedules (as applicable) relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred to any third party. Summaries or descriptions of Contracts or other documents contained in the Company Group Disclosure Schedules or SPAC Disclosure Schedules (as applicable) are qualified in their entirety by such Contracts or other documents themselves. The matters reflected in the Company Group Disclosure Schedules or SPAC Disclosure Schedules (as applicable) are solely intended to qualify the representations, warranties, covenants and agreements contained in this Agreement and nothing contained in the in the Company Group Disclosure Schedules or SPAC Disclosure Schedules (as applicable) shall in any event expand the scope of any representation, warranty, covenant or agreement contained in this Agreement or constitute or be deemed to constitute a representation, warranty, covenant or agreement.

Section 11.09  Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Documents and that certain Confidentiality Agreement, by and between SPAC and the Company (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the Parties except as expressly set forth or referenced in this Agreement, the other Transaction Documents and the Confidentiality Agreement. Neither this Agreement nor any Transaction Document shall be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Person with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein,  and none shall be deemed to exist or be inferred with respect to the subject matter hereof.  Notwithstanding any oral agreement or course of conduct of the Parties or their Representatives to the contrary, no Person shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

Section 11.10  Amendments. This Agreement may be amended or modified only by a written agreement executed and delivered by SPAC, on the one hand, and the Company, on the other hand. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 11.10 shall be void ab initio.

Section 11.11  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 11.12  Jurisdiction. Any Proceeding based upon, arising out of, or relating to, this Agreement, any Transaction Document or the Transactions must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties irrevocably (a) submits to the exclusive jurisdiction of each such court for itself and with respect to its property, generally and unconditionally, in any such Proceeding, (b) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum in such courts, (c) agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and (d) agrees not to bring any Proceeding based upon, arising out of or relating to, this Agreement, the Transaction Documents or the Transactions in any other court. The choice of venue set forth in this Section 11.12 is intended by the Parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the Parties with respect to or arising out of this Agreement, any other Transaction Document, or the Transactions in any jurisdiction other than those specified in this Section 11.12. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 11.12. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein shall be effective service of process for any such Proceeding.

Section 11.13  Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, PROCEEDING OR CAUSE OF ACTION BASED UPON, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS THE TRANSACTIONS, OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, PROCEEDING OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH SUIT OR OTHER PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER SUIT OR OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.13.

Section 11.14  Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) or any other Transaction Document in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any other Transaction Document and to seek to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement or any other Transaction Document and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason or otherwise not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any other Transaction Document and to enforce specifically the terms and provisions of this Agreement or any other Transaction Document in accordance with this Section 11.14 shall not be required to provide any bond or other security in connection with any such injunction.

Section 11.15  Non-Recourse. Subject in all respects to the last sentence of this Section 11.15, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or relating to, this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any Liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any Party under this Agreement of or for any claim based upon, arising out of, or relating to, this Agreement or the Transactions. Notwithstanding the foregoing, nothing in this Section 11.15 shall limit, amend or waive any rights or obligations of any party to any other Transaction Document with respect to the other parties thereto.

Section 11.16  Nonsurvival of Representations, Warranties and Covenants. Except as set forth in Section 10.02, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall survive the Closing, and all of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall terminate and expire upon the occurrence of the Closing (and there shall be no Liability after the Closing in respect thereof), in each case, except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing, and then only with respect to any breaches occurring at or after the Closing and (b) this Article XI, which, in each case, shall surviving the Closing.

Section 11.17  Acknowledgements.

(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation, (ii) the representations and warranties of the Company in Article III constitute the sole and exclusive representations and warranties of the Company Group in connection with the Transactions, (iii) the representations and warranties of SPAC in Article IV constitute the sole and exclusive representations and warranties of SPAC in connection with the Transactions, (iv) the representations and warranties of each of PubCo and Merger Sub in Article V constitute the sole and exclusive representations and warranties of each of PubCo and Merger Sub in connection with the Transactions, (vi) except for the representations and warranties of the Company in Article III, the representations and warranties of SPAC in Article IV and the representations and warranties of each of PubCo and Merger Sub in Article V, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of such Party or its Subsidiaries or the Transactions and all other representations and warranties of any kind or nature expressed or implied (including (A) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries) and (B) relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries) and (vii) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the representations and warranties of the Company in Article III, the representations and warranties of SPAC in Article IV, and the representations and warranties of each of PubCo and Merger Sub in Article V. Except as otherwise expressly set forth in this Agreement, SPAC understands and agrees that any assets, properties and business of the Company Group are furnished “as is,” “where is” and subject to and except for the representations and warranties of the Company in Article III or as provided in any certificate delivered in accordance with Section 9.03(e) with all faults and without any other representation or warranty of any nature whatsoever. Without limiting the generality of the foregoing, each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives), that, (x) with respect to any estimate, projection, forecast or other forward looking statement delivered or made available to such Party, (1) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and forward looking statements, (2) such Party are aware that actual results may differ materially, (3) no Person shall have any claim against any Person with respect to any such estimate, projection, forecast or forward looking statement and (y) no Person has made, is making or will make, or will have any Liability with respect to, any representations or warranties regarding the probable success or profitability of the Company Group or PubCo or their respective businesses. Nothing in this Section 11.17(a) shall relieve any Party of liability with respect to a Fraud Claim against such Party.

(b) Effective upon Closing, each of the Parties unconditionally and irrevocably waives, releases and forever discharges, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, including by contractually shortening all applicable statutes of limitation, any and all Liabilities, rights, claims, demands, causes of action, losses, damages, representations, warranties, covenants and agreements of any type whatsoever (whether express or implied), Proceedings and causes of action it may have, now or in the future and whether in law or equity or otherwise, against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses prior to the Closing or relating to the subject matter of this Agreement, the Transactions, the Schedules or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign Law or otherwise. Each Party acknowledges and agrees that it shall not assert, institute or maintain any Proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 11.17. Notwithstanding anything herein to the contrary, nothing in this Section 11.17(b) shall preclude any Party from seeking any remedy for a Fraud Claim against any other Party. Each Party shall have the right to enforce this Section 11.17 on behalf of any Person that would be benefitted or protected by this Section 11.17 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 11.17 shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the transactions that are contemplated by this Agreement, including any other Transaction Document.

Section 11.18  Conflicts and Privilege.

(a) The Parties acknowledge and agree, on behalf of their respective successors and assigns (including, after the Closing, the Surviving SPAC), that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among (i) Sponsor, the former stockholders or holders of other equity interests of SPAC or stockholders or holders of other equity interests of Sponsor and/or any of the foregoing persons respective directors, members, partners, officers, employees or Affiliates (other than the Company Group) (collectively, the “SPAC Group”), on the one hand, and (ii) the Company, on the other hand, any legal counsel, including Ellenoff Grossman & Schole LLP (“EGS”), that represented SPAC and/or Sponsor prior to the Closing may represent Sponsor and/or any member of the SPAC Group in such dispute even though the interests of such Persons may be directly adverse to the Company or the Surviving SPAC, and even though such counsel may be handling ongoing matters for PubCo or the Surviving SPAC and/or the Sponsor. The Parties, on behalf of their respective successors and assigns (including, after the Closing, the Surviving SPAC), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Proceeding based upon, arising out of, or relating to, this Agreement, any other Transaction Document or the Transactions) between or among Sponsor and/or any other member of the SPAC Group, on the one hand, and EGS, on the other hand (the “EGS Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Transactions and belong to the SPAC Group after the Closing, and shall not pass to or be claimed or controlled by PubCo. Notwithstanding the foregoing, any privileged communications or information shared by PubCo prior to the Closing with SPAC or Sponsor under a common interest agreement shall remain the privileged communications or information of PubCo. PubCo, together with any of its Affiliates, Subsidiaries, successors or assigns, agree that no Person may use or rely on any of the EGS Privileged Communications, whether located in the records or email server of PubCo, the Surviving SPAC or their respective Subsidiaries, in any Proceeding against or involving any of the Parties after the Closing, and PubCo agrees not to assert that any privilege has been waived as to the EGS Privileged Communications, by virtue of the Transactions.

(b) The Parties acknowledge and agree, on behalf of their respective successors and assigns (including, after the Closing, the Surviving SPAC), that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among (i) the SPAC Group, on the one hand, and (ii) the Company, the former stockholders or holders of equity interests of the Company and/or any of the foregoing persons respective directors, members, partners, officers, employees or Affiliates, on the other hand, any legal counsel, including Paul Hastings LLP (“Paul Hastings”), that represented the Company prior to the Closing may represent the Company and/or the former stockholders or holders of equity interests of the Company and/or any of the foregoing persons respective directors, members, partners, officers, employees or Affiliates, in such dispute even though the interests of such Persons may be directly adverse to the Company or the Surviving SPAC, and even though such counsel may be handling ongoing matters for PubCo or the Surviving SPAC. The Parties, on behalf of their respective successors and assigns (including, after the Closing, the Surviving SPAC), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Proceeding based upon, arising out of, or relating to, this Agreement, any other Transaction Document or the Transactions) between or among the Company and/or the former stockholders or holders of equity interests of the Company and/or any of the foregoing persons respective directors, members, partners, officers, employees or Affiliates, on the one hand, and Paul Hastings, on the other hand (the “Paul Hastings Privileged Communications”), the attorney/client privilege and the expectation of client confidence shall survive the Transactions and belong to the Company after the Closing, and shall not pass to or be claimed or controlled by the SPAC Group. Notwithstanding the foregoing, any privileged communications or information shared by the SPAC Group prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of thee SPAC Group. The SPAC Group agrees that no Person may use or rely on any of the Paul Hastings Privileged Communications, whether located in the records or email server of PubCo, the Surviving SPAC or their respective Subsidiaries, in any Proceeding against or involving any of the Parties after the Closing, and the SPAC Group agrees not to assert that any privilege has been waived as to the Paul Hastings Privileged Communications, by virtue of the Transactions.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have hereunto caused this Business Combination Agreement to be duly executed as of the date hereof.

ESH Acquisition Corp.

By:	/s/ James Francis
	Name:	James Francis
	Title:	Chief Executive Officer

THE ORIGINAL FIT FACTORY, LTD.

By:	/s/ David Weir
	Name:	David Weir
	Title:	Director

THE ORIGINAL FIT FACTORY Holdings INC.

By:	/s/ David Weir
	Name:	David Weir
	Title:	President and Secretary

THE ORIGINAL FIT FACTORY ACQUISITION INC.

By:	/s/ David Weir
	Name:	David Weir
	Title:	President and Secretary

Exhibit A

Form of LOCK-UP AGREEMENT

[as attached]

Exhibit B

SPONSOR VOTING AND SUPPORT AGREEMENT

[as attached]

Exhibit C

Company Shareholder Commitment Agreement

[as attached]

Exhibit D

INSIDER LETTER AMENDMENT

[as attached]

Exhibit E

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

[as attached]

Exhibit F

FORM OF NON-COMPETITION AGREEMENT

[as attached]